EXHIBIT 4



                                FACILITY AGREEMENT

                               DATED JUNE 12, 1996


                                U.S.$ 200,000,000

                            REVOLVING CREDIT FACILITY

                                       FOR

                          SECURITY CAPITAL HOLDINGS S.A.
                                   AS BORROWER

                                       AND

                           SECURITY CAPITAL U.S. REALTY
                                   AS GUARANTOR

                                       AND

                          COMMERZBANK AKTIENGESELLSCHAFT
                                   AS ARRANGER

                                       AND

                          COMMERZBANK INTERNATIONAL S.A.
                             AS ADMINISTRATIVE AGENT

                                       AND

                          COMMERZBANK AKTIENGESELLSCHAFT
                               AS COLLATERAL AGENT




                                  ALLEN & OVERY

                                     NEW YORK



         This FACILITY AGREEMENT is dated June 12, 1996 and made BETWEEN:

         (1) SECURITY CAPITAL HOLDINGS S.A., a company incorporated in Luxembourg with a registered office located at 69, route d' Esch, L-1470 Luxembourg (the "BORROWER");

         (2) SECURITY CAPITAL U.S. REALTY, a company incorporated in Lux-embourg with a registered office located at 69, route d' Esch, L-1470 Luxembourg (the "GUARANTOR");

         (3) COMMERZBANK AKTIENGESELLSCHAFT New York branch, as arranger (in this capacity the "ARRANGER");

         (4)  THE FINANCIAL INSTITUTIONS listed in Schedule 1 (the "LEND-
              ERS");

         (5) COMMERZBANK INTERNATIONAL S.A. as administrative agent (in this capacity the "ADMINISTRATIVE AGENT"); and

         (6) COMMERZBANK AKTIENGESELLSCHAFT New York branch, as col-lateral agent (in this capacity the "COLLATERAL AGENT").

         1.   INTERPRETATION

         1.1  TERMS DEFINED

              In this Agreement:

              "ADVANCE"

              means an advance made or to be made by a Lender under the Facility and includes the Term Advances.

              "AFFILIATE"

              in relation to a person, means any Subsidiary or holding company of that person, and any other Subsidiary of that holding company.

              "AFFILIATED LENDER"

              in relation to a Lender, means any other Lender which is an Affiliate of the Lender.

              "AGENT"

              means the Administrative Agent or the Collateral Agent.

              "ANNIVERSARY"

              means, in any year, the anniversary of the Signing Date be-
              ing June           .



                                         2


              "APPROVED JURISDICTION"

              means any State of the United States and such other juris-dictions as the Borrower and the Administrative Agent may agree in writing.

              "BASE RATE"

              means, as of any date, the rate determined by the Adminis-trative Agent to be the higher of (a) the Prime Rate and (b) the aggregate of the Federal Funds Rate on that date plus
              0.50 per cent. per annum.

              "BASE RATE ADVANCE"

              means an Advance in respect of which the Borrower has elected interest be calculated by reference to the Base Rate.

              "BORROWING BASE"

              means, at any time, the amount determined by the Adminis-trative Agent on the basis of the most recent Compliance Certificate and/or the most recent Borrowing Base Certifi-cate to be 35 per cent. of the aggregate of the Market Value of all Qualifying Collateral which is included in the Col-lateral at that time and which has been provided as Col-lateral in accordance with Section 4 of the Master Col-lateral Agreement and in respect of which the relevant Col-lateral Perfection Procedures have been completed PROVIDED THAT Qualifying Collateral comprising SCG Securities and any other Qualifying Security issued by any company in which SCG is directly or indirectly the principal shareholder shall be deemed not to exceed 10 per cent. of such aggregate Market Value and the Borrowing Base shall be computed accordingly.

              "BORROWING BASE CERTIFICATE"

              means a certificate substantially in the form set out in
              Schedule 2 duly executed by a Managing Director or Financial Director of each of the Borrower and the Guarantor.

              "BORROWER SUBORDINATION AGREEMENT"

              means an agreement between the Borrower and the Guarantor substantially in the form of Exhibit D to the Master Col-lateral Agreement.

              "BUSINESS DAY"

              means a day (other than a Saturday or a Sunday) on which banks are open for business in each of London and New York City and Luxembourg.



                                         3

              "CASH EQUIVALENT INVESTMENT"

              means at any time cash and any evidence of indebtedness is-sued or guaranteed by the Government of the United States of America.

              "CODE"

              means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regu-lations thereunder, in each case as in effect from time to time. Reference to sections of the Code shall be construed to also refer to any successor sections.

              "COLLATERAL"

              has the meaning given to it in the Master Collateral Agree-ment.

              "COLLATERAL PERFECTION PROCEDURES"

              means the procedures set out in Section 4 of the Master Col-lateral Agreement and includes:

              (a) in relation to any item of Collateral, all other ac-tions and things as are necessary or desirable in the reasonable opinion of the Collateral Agent as the Col-lateral Agent from time to time notifies to the Bor-rower to ensure that the Security Interests contem-plated by the Finance Documents have been created and perfected in relation to that Collateral; and

              (b) such amended or additional procedures as the Collateral Agent and the Borrower may from time to time agree in writing in relation to any Security Document or which, in the reasonable opinion of the Collateral Agent, are necessary to create, perfect and maintain the Security Interests intended to be created under that Security Document in respect of any Collateral to be provided by the Borrower or which otherwise becomes, or is intended to become, Collateral thereafter and which are notified to the Borrower by the Collateral Agent in writing.

              "COLLATERAL SHORTFALL"

              has the meaning ascribed to it in Clause 8.3.

              "COMMITMENT"

              in relation to a Lender, means

              (a) in the case of a Lender which is a Lender on the date of this Agreement, the amount in Dollars set opposite its name in Schedule 1, to the extent not cancelled or reduced under this Agreement; and



                                         4


              (b) in the case of a Lender which becomes a Lender after the date of this Agreement, the amount of any other Lender's Commitment acquired by it under Clause 24 (Al-terations to the Contracting Parties) to the extent not cancelled or reduced under this Agreement.

              "COMMITMENT PERIOD"

              means, subject to Clause 2.4 (Extension of Final Maturity
              Date), the period commencing on the Signing Date and ex-piring on the Final Maturity Date.

              "COMPLIANCE CERTIFICATE"

              means a compliance certificate, including all Attachments annexed thereto, substantially in the form of Schedule 3 duly executed by a Managing Director or Financial Director of each of the Borrower and the Guarantor together with such changes therein as the Administrative Agent may from time to time reasonably request.

              "CONFIDENTIAL INFORMATION MEMORANDUM"

              means the confidential information memorandum dated April 1996 prepared or to be prepared in connection with the Syn-dication.

              "CONTRACTING PARTY"

              means any of the Financial Institutions, the Borrower and the Guarantor.

              "DEBT"

              of any Person means all indebtedness of such Person (ex-cluding, for the avoidance of doubt, obligations for the purchase price of stock under stock purchase agreements) for or in respect of (i) borrowed money; (ii) acceptances under any acceptance credit facility; (iii) amounts raised under any note purchase facility or the issue of bonds, notes, debentures or similar instruments; (iv) amounts raised pur-suant to any issue of shares which are expressed to be re-deemable at the option of the holder; (v) the amount of any liability in respect of leases which would be treated in the audited financial statements of such Person as finance leases; (vi) the amount of any liability in respect of any purchase price for assets or service the payment of which is deferred for a period in excess of one hundred and eighty days; (vii) the amount of any liability in respect of cur-rency or interest rate swap, cap or collar arrangements or any similar derivative instrument Provided that if such cur-rency, interest rate swap, cap or collar arrangement or any similar derivative instrument has been entered into in order



              to hedge the currency or interest rate exposure of such Per-son in respect of Debt, the amount of any liability in re-spect of such arrangement or instrument shall not be taken into account; (viii) amounts raised under any other transac-tion (including, without limitation, any forward sale or purchase agreement) having the commercial effect of a bor-rowing; and (ix) any guarantee or other assumption of li-ability for the obligations of any third party in respect of any of the foregoing.



                                         5


              "DEBT SERVICE COVERAGE RATIO"

              means, with respect to any Person, the ratio of Operating Income to Principal and Interest Expense.

              "DEBT TO NET WORTH RATIO"

              means, with respect to any Person, the ratio of Debt to Net Worth calculated in accordance with generally accepted ac-counting principles.

              "DEFAULT"

              means any Event of Default and any event or condition which, with the giving of notice to the Borrower, lapse of time or fulfillment of any other applicable condition (or any combi-nation of the foregoing), would constitute an Event of De-fault.

              "DOLLARS" or "$"

              means the lawful currency for the time being of the USA.

              "EBITDA"

              means, in relation to any Person at any time, net income before any adjustments for or on account of interest, taxes, depreciation, amortization and minority interests, calcu-lated in accordance with generally accepted accounting prin-ciples.

              "ERISA"

              means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

              "ERISA AFFILIATE"

              means any corporation, trade or business that is a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code or section 4001 of ERISA.

              "EVENT OF DEFAULT"

              means any of the events specified in Clause 16.1 (Events of Default).

              "FACILITY"

              means the facilities referred to in Clause 2.1 (Facilities).



                                         6


              "FACILITY OFFICE"

              in relation to a Lender, means:

              (a) the office(s) of the Lender notified to the Adminis-trative Agent prior to the Signing Date; or

              (b) in the case of a Lender which becomes a Contracting Party after the Signing Date, the office(s) of the Lender notified by the Lender to the Administrative Agent before or upon becoming a Lender; or

              (c) any other office(s) notified by the Lender to the Ad-ministrative Agent in accordance with Clause 24.7 (Change of Facility Office),

              in each case as the office(s) through which the Lender will perform all or any of its obligations under the Finance Documents.

              "FEDERAL FUNDS RATE"

              means, on any day, the rate per annum (rounded upward if necessary to the nearest one/one-hundredth of one per cent.) equal to the weighted average of the rate on overnight Fed-eral funds transactions with members of the Federal Reserve System arranged by the Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day Provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeed-ing Business Day, and (b) if no such rate is published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Admin-istrative Agent on such day on such transactions as reason-ably determined by the Administrative Agent. Each change in the interest rate on a Base Rate Advance which results from a change in the Federal Funds Rate shall become effective on the day on which the change in the Federal Funds Rate be-comes effective.

              "FEE LETTER"

              means the letter dated February 21, 1996 from the Arranger to the Borrower detailing certain fees to be paid by the Borrower in connection with the Facility.

              "FINAL MATURITY DATE"

              means, subject to Clause 2.4, June 12, 1999.



              "FINAL REPAYMENT DATE"

              means, subject to Clause 2.5 (Term-out Option), the date falling two years after the Final Maturity Date.



                                         7


              "FINANCE DOCUMENT"

              means any of this Agreement, the Security Documents, the Fee Letter, the Substitution Certificates, the Syndication Agreement and any other document designated as such by the Administrative Agent and the Borrower.

              "FINANCIAL INSTITUTION"

              means the Arranger, either Agent or a Lender.

              "FISCAL YEAR"

              means a fiscal year of the Borrower and the Guarantor.

              "GROUP"

              means the Guarantor and its Subsidiaries for the time being and from time to time.

              "GUARANTEE" OR" GUARANTEE"

              of any person means any agreement or undertaking pursuant to which such person guarantees, assumes or otherwise becomes secondarily, contingently or otherwise liable for any obli-gation of any other person (other than by virtue of endorse-ment of instruments in the ordinary course of deposit or collection and obligations of such person to purchase stock under stock purchase agreements).

              "GUARANTOR SUBORDINATION AGREEMENT"

              means an agreement between the Guarantor and the relevant creditors substantially in the form of Exhibit E to the Mas-ter Collateral Agreement.

              "INTEREST COVERAGE RATIO"

              means the ratio of Operating Income to Interest Expense.

              "INTEREST EXPENSE"

              means, in respect of any Person, the aggregate of its paid or accrued interest expense on such Person's Debt excluding interest properly capitalized under generally accepted ac-counting principles being interest attributable to construc-tion projects.

              "INTEREST PERIOD"

              means, in respect of a Term Advance which is a LIBOR ad-vance, each period of interest selected by the Borrower in accordance with Clause 7.6 (Interest Periods for Term Ad-vance).



                                         8


              "INTERNAL REVENUE CODE"

              means the Internal Revenue Code of 1986 of the USA.

              "INVESTMENT ADVISER"

              means Security Capital (EU) Management S.A. or such other entity providing investment advice to the Group as may be approved by the Administrative Agent (such approval not to be unreasonably withheld and such decision not to be un-reasonably delayed).

              "LENDER"

              means a bank or financial institution whose name appears in
              Schedule 1 in its capacity as a participant in the Facility.

              "LIEN"

              means any mortgage, pledge, hypothecation, assignment, de-posit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security agreement or prefer-ential arrangement of any kind or nature whatsoever (includ-ing, without limitation, any conditional sale or other title retention agreement, any financing lease having substan-tially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Com-mercial Code or comparable law of any jurisdiction) having the effect of security.

              "LIBOR"

              means in relation to a LIBOR Advance:

              (a) the rate per annum appearing on the Telerate page 3750 (the "TELERATE SCREEN") at or about 11.00 a.m. on the applicable Rate Fixing Day for the offering of deposits in Dollars for a period comparable to its Term; or

              (b)  if:

                   (i) no relevant rate appears on the Telerate Screen for the purposes of paragraph (a) above; or

                  (ii) the Administrative Agent determines that no rate for a period of comparable duration to that Term appears on the Telerate Screen at the relevant time:

                   the arithmetic mean (rounded upwards, if necessary, to two decimal places) of the respective rates, as supplied to the Administrative Agent at its request, quoted by the Reference Lenders to leading banks in the London Interbank Market at or about 11.00 a.m. on the Rate Fixing Day for the offering of deposits in



                   Dollars in an amount comparable to its Term. If any of the Reference Lenders is unable or otherwise fails to supply an offered rate by 11.30 a.m. on the Rate Fixing Day, LIBOR shall, subject to



                                        9


                   Clause 9(a)(i) (Market Disruption), be determined on the basis of the quotations of the remaining Refer-ence Lenders.

              "LIBOR ADVANCE"

              means an Advance in respect of which the Borrower has re-quested interest be calculated by reference to LIBOR.

              "LIBOR MARGIN"

              means, subject to Clause 7.5 (Reduction in Margin), 1.75 per cent. per annum.

              "MAJORITY LENDERS"

              means, at any time, Lenders whose Commitments:

              (a) then aggregate more than 66 2/3 per cent. of the To-tal Commitments; or

              (b) if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately before the reduction.

              "MARGIN STOCK"

              has the meaning ascribed to such term in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect.

              "MARKET VALUE"

              has the meaning set out in Schedule 4

              "MASTER COLLATERAL AGREEMENT"

              means the Master Collateral Agreement to be entered into between (1) the Borrower, (2) the Guarantor, (3) the Ad-ministrative Agent and (4) the Collateral Agent substan-tially to the effect set out in Exhibit A.

              "MATURITY DATE"

              means, in relation to a LIBOR Advance, the last day of its Term and in relation to a Base Rate Advance the Final Ma-turity Date.

              "NET WORTH"

              means, with respect to any person at any time:



                                        10


              (a) (in relation to a company whose equity securities are quoted by the Pricing Service at that time) the num-ber of securities issued (together with the number of shares into which all partnership units held or is-sued by such company may be converted) multiplied by the closing sale price quoted (or in the absence of a sale, the closing bid price) by the Pricing Service in respect of all such equity securities for the pre-vious Business Day plus the book value of all non-public equity securities;

              (b) (in relation to a company whose equity securities are not quoted by the Pricing Service at that time or if no closing sale or bid price is available) the value of its assets calculated in accordance with paragraph b(ii) of the definition of Market Value as set forth in Schedule 4 minus its total liabilities; and

              (c) in relation to the Guarantor if its equity securities are not quoted by a Pricing Service, total consoli-dated net assets (shareholders' equity) based on fair value as set out in the consolidated financial state-ments of the Guarantor or the statement of net assets of the Guarantor.

              "NON-RECOURSE DEBT"

              means Debt of any Person in respect of which the creditor thereof has rights of recourse solely to specific assets of such Person and no other right of recourse against such Person.

              "OPERATING INCOME"

              means net operating income of a Person being the differ-ence between the revenues of such Person and its expenses excluding income derived from extraordinary activities and before deduction of interest expense, taxes, charges to contingency reserves, depreciation, amortisation, extraor-dinary items, minority interests and other material and non-recurrent items and shall otherwise be computed in accordance with generally accepted accounting principles and in relation to the Borrower shall be deemed to include dividends received, accrued interest receivable and real-ized gains from sales of special opportunity investments.

              "PRICING SERVICE"

              means Dow-Jones & Company Inc. and in the case of the definition of "Net Worth" of the Guarantor, Reuters.

              "PRIME RATE"

              means, on any day, the rate of interest from time to time publicly announced by the Administrative Agent as its



              "base" or "prime" rate for loans denominated in Dollars made in New York, which rate may not be the lowest rate charged to its borrowers. Each change in the interest rate on an Advance which results from a change in the Prime Rate shall become effective on the day on which the change in the Prime Rate becomes effective.



                                        11


              "PRINCIPAL AND INTEREST EXPENSE"

              means in respect of any Person, the aggregate of (a) all amounts of regularly scheduled principal paid in respect of Debt of such person (including, without limitation con-vertible debt) but excluding bullet repayments on maturity of a loan, principal paid in respect of revolving credits and principal paid in respect of revolving credits that convert into term loans and (b) Interest Expense provided that for the purposes of the calculation of the Guarantor's Debt Service Coverage Ratio in Clause 15.11(c)(iii)(C) (Financial Condition), Principal and In-terest Expense shall exclude all repayments of principal under the Finance Documents (including payments of princi-pal on any Repayment Instalment).

              "QUALIFYING COLLATERAL"

              means each of the following, for so long as the Lenders have a fully perfected first priority security interest over the same under the Master Collateral Agreement:

                   (i)  cash,

                  (ii) any SCG Security providing (a) no Event of De-fault specified in Clause 16.6 (Insolvency),
                        16.7 (Insolvency Proceedings) or 16.8 (Appoint-ment of receivers and managers) shall have oc-curred in relation to SCG, such Events of De-fault to be construed as if references in such Clauses to the Borrower and the Guarantor were references to SCG; and (b) there is no event of default (howsoever described) or event which with the sending of notice, passage of time (other than any applicable grace period granted for curable defaults) or fulfillment of any other condition could become an event of default under any agreement constituting or evidencing Debt (not being Non-Recourse Debt) of SCG in an aggregate amount in excess of US$10,000,000 or its equivalent in any other currencies; and

                 (iii) any Qualifying Security which the Borrower has designated as Collateral under Section 1(b) of the Master Collateral Agreement PROVIDED HOWEVER that a Qualifying Security shall not be included as Qualifying Collateral if any one or more of the following shall apply:

                   (a) there are any restrictions on the payment of dividends on such Qualifying Security (other than any such restrictions which are, in the reasonable opinion of the Administrative Agent



                        (after consultation with the Borrower), custom-ary for REITs which have lines of credit or any Debt outstanding);

                   (b) in the case of a Qualifying Security of a REIT, distributions by the REIT are less than or equal to the minimum amounts required in order for the REIT not to be taxed at the corporate or entity level or for it otherwise to maintain its status as a REIT;

                   (c) there is an event of default (howsoever de-scribed) or event which with the sending of no-tice, passage of time (other than any applicable grace period granted for curable defaults) or fulfillment of any other condition could become an event of default under any agreement consti-tuting or evidencing Debt (not being Non-



                                        12


                        Recourse Debt) of such Qualifying Issuer in an aggregate amount in excess of the lower of (x) US$10,000,000 or its equivalent in any other currencies and (y) 25 per cent. of the Net Worth of such Qualifying Issuer;

                   (d) an Event of Default specified in Clause 16.6 (Insolvency), 16.7 (Insolvency Proceedings) or
                        16.8 (Appointment of receivers and managers) occurs in relation to such Qualifying Issuer, other than the appointment of a receiver in re-spect of specific assets subject to Non-Recourse Debt, such Events of Default to be construed as if references in such Clauses to the Borrower and the Guarantor were references to such Quali-fying Issuer;

              and PROVIDED FURTHER that there shall be excluded from Qualifying Collateral a Qualifying Security which if it were included would result in the weighted average of the consolidated Debt to Net Worth ratio of all Qualifying Issuers forming part of the Qualifying Collateral exceed-ing 1:1 (weighted according to the proportion which the Market Value of the Qualifying Security of a particular class bears to the aggregate of the Market Value of all Qualifying Securities which the Borrower has designated as forming part of the Collateral).

              "QUALIFYING ISSUER"

              means any Real Estate Operating Company and any REIT which at any time has on a consolidated basis:

              (a)  a Debt to Net Worth ratio of no greater than 1.5:1.0;

              (b) a ratio of EBITDA to average Debt of not less than 14 per cent.;

              (c)  an Interest Coverage Ratio of not less than 1.9:1.0;
                   and

              (d) a Debt Service Coverage Ratio of not less than 1.4:1.0,

              calculated in the case of paragraphs (b), (c) and (d) on a rolling basis for the four most recent quarters or, if less, since the date of active operations, save in the case of a company which has been operating for less than one year in which case for the purpose of paragraph (b) EBITDA shall be calculated on an annualized basis with Debt being calculated on the average of Debt outstanding during the relevant period; and

              For the purposes of calculating the ratios set out in paragraphs (b) (ratio of EBITDA to Debt), (c) Interest



              Coverage Ratio) and (d) (Debt Service Coverage Ratio) above for the three year period commencing on the date the Guarantor or the Borrower acquired an interest in the Qualifying Issuer, the general and administrative expenses of such Qualifying Issuer shall be deemed to equal:

                   (i) if they are equal to or less than 4.5 per cent. of gross revenues of such Qualifying Issuer, the amount of those expenses;

                  (ii) if they are greater than 4.5 per cent. but do not exceed 7.5 per cent. of gross revenues, 4.5 per cent. of gross revenues of such Qualifying Issuer; and



                                        13


                 (iii) if they exceed 7.5 per cent. of gross revenues, the amount of those expenses of such Qualifying Issuer which exceed 7.5 per cent. of gross rev-enues, plus 4.5 per cent. of gross revenues,

              Provided that if the Borrower owns less than one per cent. of the securities of a particular class issued by a Real Estate Operating Company or REIT and the Administrative Agent consents thereto in each particular case such entity need only satisfy the Debt to Net Worth ratio set out in paragraph (a) above to be a Qualifying Issuer and not the ratios set out in paragraphs (b), (c) and (d).

              "QUALIFYING SECURITY"

              means the securities of a Qualifying Issuer provided that there are no transfer restrictions or pre-emption rights applicable thereto other than transfer restrictions im-posed to comply with applicable securities laws or other transfer restrictions which in either case have been ap-proved by the Majority Lenders (such approval not to be unreasonably withheld).

              "RATE FIXING DAY"

              means in relation to any Advance, the second Business Day before its Utilisation Date.

              "RATING AGENCIES"

              means any of Moody's Investors Service, Inc, Standard & Poor's Ratings Group, Duff and Phelps and Fitch Investor Services, Inc.

              "REAL ESTATE OPERATING COMPANY"

              means a company the primary object and purpose of which is the acquisition, development, promotion, sale and lease of real estate or interests in real estate and which is in-corporated and doing business in an Approved Jurisdiction.

              "REIT"

              means a real estate investment trust in either corporate or trust form and established under the laws of any State of the USA and qualifying for treatment as a "real estate investment trust" under the Internal Revenue Code.

              "REFERENCE LENDERS"

              means, subject to Clause 24.5 (Reference Lenders), the principal London offices of Commerzbank Aktiengesell-schaft, and of two other Lenders (or Affiliates of Lend-ers) to be appointed by the Administrative Agent after the



              Signing Date after consultation with the Borrower and the Guarantor.



                                        14



              "REPAYMENT DATE"

              means each date for the payment of principal on the Term Advance in accordance with Clause 8.1 (Repayment of Ad-vances).

              "REPAYMENT INSTALMENT"

              means each instalment for repayment of the Term Advances referred to in Clause 8 (Repayment and Prepayment of Ad-vances).

              "REQUEST"

              means a request, substantially in the form of Schedule 5, made by the Borrower in accordance with Clause 5.2 (Form of Request).

              "REQUESTED AMOUNT"

              in relation to a Request, means the amount of the Advance requested in the Request.

              "REQUIREMENT(S) OF LAW"

              shall mean as to any person, the certificate of incorpora-tion and by-laws or other organisational or governing documents of such person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject.

              "SAME DAY FUNDS"

              means Dollar funds settled through the New York Clearing House Interbank Payments System or such other same day funds for payment in Dollars as the Administrative Agent may specify to the Borrower as being customary at the time for the settlement of international transactions in New York City of the type contemplated by this Agreement.

              "SCG"

              means Security Capital Group Incorporated.

              "SCG SECURITY"

              means any security issued by SCG.

              "SECURITY DOCUMENTS"

              means each of:



                                        15


              (a) the Borrower Subordination Agreement, the Guarantor Subordination Agreement and the Stock Pledge Agree-ment;

              (c)  the Master Collateral Agreement;

              (d)  each document designated as a Security Document under
                   Section 6 of the Master Collateral Agreement; or

              (e) any other document designated as such in writing by the Collateral Agent and the Borrower.

              "SECURITY INSTRUMENT"

              means any mortgage, deed of trust, security agreement, amendment or supplement thereto, chattel mortgage, chattel mortgage note assignment, pledge agreement, or other agreement providing for, evidencing or perfecting any se-curity interest in real or personal property.

              "SECURITY INTEREST"

              means any Lien, encumbrance or security interest of any kind whatsoever, whether arising under a Security Instru-ment or as a matter of law, judicial process or otherwise.

              "SIGNING DATE"

              means the date of this Agreement.

              "STOCK PLEDGE AGREEMENT"

              means an agreement between the Guarantor and the Col-lateral Agent substantially in the form exhibited to the Master Collateral Agreement.

              "SUBORDINATED DEBT"

              means any unsecured indebtedness for borrowed money of any member of the Group which is subordinate to its obliga-tions under the Finance Documents.

              "SUBSIDIARY"

              means any person of which or in which any other person own directly or indirectly in excess of 50 per cent. of:

              (a) the combined voting power of all classes of stock having general voting power under ordinary circum-stances to elect a majority of the board of directors of such person, if it is a corporation; or



                                        16


                   (b) the beneficial interest of such person, if it is a trust, association or other unincorporated organisation.

              Provided always that any REIT or Real Estate Company in which the Borrower or the Guarantor reasonably expects to have its ownership of the rights referred to in (a) or (b) above eventually diluted to less than 50 per cent. and which in accordance with generally accepted accounting principles is not or would not be consolidated in the fi-nancial statements of the Borrower or the Guarantor shall not constitute a Subsidiary.

              "SUBSTITUTION CERTIFICATE"

              has the meaning given to it in Clause 24.4 (Substitution Certificates).

              "SYNDICATION"

              means the primary syndication by the Arranger of the Fa-cility.

              "SYNDICATION AGREEMENT"

              means an agreement substantially in the form of Schedule 7 with such amendments as the Arranger and the Agents may approve or reasonably require and which the Borrower has approved, acting reasonably.

              "TAXES"

              includes all present and future income and other taxes, levies, imposts, deductions, charges, duties and withhold-ings and any charges of a similar nature, together with interest thereon and penalties with respect thereto, if any, and any payments made on or in respect thereof; "TAX-ATION" and "TAX" shall be construed accordingly.

              "TERM"

              in relation to an Advance, means the period for which it is to be borrowed, as selected by the Borrower in the rel-evant Request and in the case of the Term Advances, means the duration of each Interest Period.

              "TERM ADVANCE"

              means each term advance made or deemed made by the Lenders to the Borrower in accordance with Clause 2.5 (Term-out Option).



              "TERM-OUT OPTION"

              means the option granted to the Borrower in Clause 2.5 (Term-out Option).



                                        17


              "TERM-OUT PERIOD"

              means the period commencing on the Final Maturity Date and ending on the Final Repayment Date.

              "TOTAL COMMITMENTS"

              means the aggregate for the time being of the Commitments, being $200,000,000 at the date of this Agreement.

              "TOTAL OUTSTANDINGS"

              means, on any day, the aggregate of all Advances outstand-ing on that day, together with all other amounts outstand-ing under or in connection with the Finance Documents, including, without limitation, accrued interest and fees.

              "USA"

              means the United States of America.

              "UTILISATION DATE"

              means, in relation to any Advance, the date for the making of the Advance as specified by the Borrower in the rel-evant Request.

         1.2  CONSTRUCTION

              In this Agreement, unless the context otherwise requires:

              (a) a reference to "ASSETS" includes property and rights of every kind, present, future and contingent (in-cluding uncalled share capital), and every kind of interest in an asset;

              (b) a reference to a "PERSON" or "PERSON" means an indi-vidual, a company, a corporation, a partnership, a joint venture, a trust or unincorporated organisa-tion, joint stock company or other similar organisa-tion, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity;

              (c) a reference to the "WINDING UP" of a corporation shall be construed so as to include any equivalent or analogous proceedings under the law of any jurisdic-tion in which the company is incorporated or any ju-risdiction in which the company carries on business;

              (d)  a reference to a Contracting Party or a Reference
                   Lender is, where relevant and subject to Clauses 18
                   (The Agents and the Joint Arrangers) and 24 (Alter-ations to the Contracting Parties), a reference to or



                   to include, as appropriate, their respective succes-sors or assigns;

              (e) references to Clauses, Schedules and Attachments are references to, respectively, clauses of and schedules and attachments to this Agreement;



                                        18


                   (f) a reference to another agreement shall be con-strued as a reference to that other agreement as it may have been, from time to time, amended, varied, supplemented or novated;

              (g) references to "GENERALLY ACCEPTED ACCOUNTING PRIN-CIPLES" shall mean:

                   (1) as to a particular Person other than the Bor-rower or the Guarantor, such accounting practice as, in the opinion of the independent ac-countants of recognized national standing regu-larly retained by such Person and acceptable to the Administrative Agent, those principles and practices (i) which are recognized as such by the Financial Accounting Standards Board of the USA, (ii) which are applied for all periods af-ter the date hereof in a manner consistent with the manner in which such principles and prac-tices were applied to the most recent audited financial statements of the relevant Person fur-nished to the Lenders or where a change therein has been concurred in by such Person's indepen-dent auditors, and (iii) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and changes in finan-cial position, of such Person.

                   (2) with respect to the Borrower or the Guarantor, the generally accepted accounting principles adopted by the Guarantor and Borrower as set forth in the financial statements delivered by such Person to the Finance Parties in respect of the fiscal year ending 31 December 1995. If there is a change in such accounting practice as to the Borrower or the Guarantor that could af-fect the Borrower's or the Guarantor's ability to comply with the terms of any Finance Docu-ment, the parties hereto agree to review and discuss such changes in accounting practice and the terms of this Agreement for a period of no more than thirty (30) days with a view to amend-ing this Agreement so that the financial mea-sures of the Borrower's or the Guarantor's oper-ating performance and financial condition are substantially the same after such change as they were immediately before such change.

              (h) a reference to "CONSOLIDATED" means the consolidation of accounts in accordance with generally accepted accounting principles;

              (i) a reference to a time of day is, unless otherwise stated, a reference to London time;



              (j) a period of a month or months is the period commenc-ing on the first day thereof and ending on the nu-merically corresponding day in the relevant subse-quent month or, if there is no such day, the last day of the relevant subsequent month; and

              (k) the index to and the headings in this Agreement are for convenience only and shall be ignored in constru-ing this Agreement.



                                        19


         2.   FACILITIES

         2.1  FACILITIES

              Subject to the terms of this Agreement, the Lenders grant to the Borrower the following facilities:-

              (a) a committed revolving advance facility whereby the Lenders shall, when requested by the Borrower, make revolving Advances to the Borrower; and

              (a) a term advance facility whereby the Borrower may elect to convert outstanding revolving Advances into Term Advances in accordance with Clause 2.5 (Term-out Option).

         2.2  FACILITY LIMITS

              The aggregate principal amount of all outstanding Advances at any one time shall not exceed the Total Commitments at that time.

         2.3  NATURE OF THE LENDERS' RIGHTS AND OBLIGATIONS UNDER THIS
              AGREEMENT

              (a) No Lender is obliged to make an Advance if it would cause the aggregate principal amount of any outstand-ing Advances made by it and its Affiliated Lender(s) to exceed its Commitment.

              (b) The obligations of each Financial Institution owed under the Finance Documents are several, and failure of a Financial Institution to carry out those obliga-tions shall not relieve any other party of its obli-gations under the Finance Documents. No Financial Institution shall be responsible for the obligations of any other Financial Institution under the Finance Documents.

              (c) The obligations of the Borrower and the Guarantor towards each of the Financial Institutions under the Finance Documents are given to each of them as sepa-rate and independent rights, and each Financial In-stitution may, except as otherwise stated in this Agreement, separately enforce those rights.

         2.4  EXTENSION OF FINAL MATURITY DATES

              (a) At least 60 days prior to the second Anniversary of the Signing Date and each Anniversary thereafter
                   (which is one year prior to the applicable Final Ma-turity Date), the Borrower may, by notice to the Ad-ministrative Agent (which shall promptly notify the Lenders) request each Lender to review whether or not



                   it is willing to extend the Final Maturity Date for a further year.

              (b) Each Lender so requested will notify the Administra-tive Agent in writing no later than 30 days prior to the second Anniversary of the Signing Date or, as the case may be, the relevant Anniversary thereafter (which is one year prior to the applicable Final Ma-turity Date) whether or not it wishes its Final Matu-rity Date to be extended by a further year.



                                        20


              (c) If a Lender notifies the Administrative Agent that it agrees to extend as requested and Lenders with Com-mitments totalling not less than 80 per cent. of the Total Commitments (including that of the first men-tioned Lender) also so agree, the Final Maturity Date applicable to that Lender's Commitment shall be ex-tended for a further year from the then current Final Maturity Date and the Agent shall so notify that Lender and the Borrower thereof.

              (d) upon receipt of notification by the Administrative Agent that Lenders with Commitments totalling at least 80 per cent. (but less than 100 per cent. of Total Commitments) have agreed to extend as requested the Borrower may, by notice to the Administrative
                   Agent:

                   (i) request the other Lenders or any of them to in-dicate whether or not they are prepared to in-crease their Commitments (in place of the Lend-ers which have not agreed to extend as re-quested);

                  (ii) introduce another financial institution reason-ably acceptable to the Administrative Agent to cover all or part of the shortfall; or

                 (iii) allow the Total Commitments to reduce by an amount equal to the Commitments of Lenders who have refused to extend their Commitment,

                   (and any Lender who has not agreed to an extension shall enter into such documentation as the Borrower and the Administrative Agent may reasonably require to transfer its Commitment to the existing Lender or new financial institution).

              (e) No request to extend the Final Maturity Date may be made by the Borrower nor shall any agreement to ex-tend become effective if there is a Default under the Facility on the date of such request.

              (f) No extension of the Final Maturity Date shall be ef-fective until the Administrative Agent (on behalf of those Lenders which have agreed to extend) has re-ceived the applicable Extension Fee payable in ac-cordance with Clause 19.6 (Extension Fee).

              (g) No Lender is under any obligation to extend the Final Maturity Date applicable to its Commitment or to in-crease its Commitment under Clause 2.4(d) but upon having so agreed, it shall be obliged to extend the Final Maturity Date in accordance with Clause 2.4(c)



                   or, subject to appropriate documentation being en-tered into by the relevant parties, to increase its Commitment in accordance with Clause 2.4(d).

              (h) If any Lender does not give any notice in accordance with this Clause 2.4 following a request to extend from the Borrower that Lender shall be deemed to have refused to extend the Final Maturity Date.

              (i) On each extension of the Final Maturity Date the Ad-ministrative Agent shall as soon as practicable no-tify the Borrower and each Lender which Lenders have agreed to extend the Final Maturity Date and their individual Commitments.



                                        21


              (j) Where the Final Maturity Date is extended under this Clause 2.4 in respect of less than all the Lenders, the Lenders in respect of which such extension takes effect shall, on and from the Final Maturity Date for the other Lenders, be deemed to be all the Lenders for the purposes of the definitions of "Commitment", and "Total Commitments", and the provisions of this Agreement shall be construed accordingly.

         2.5  TERM-OUT OPTION

              (a) At least 30 days prior to any Final Maturity Date, the Borrower may, by notice in the form set out in
                   Part II of Schedule 5 to the Administrative Agent (which shall promptly notify the Lenders) request that all Advances outstanding on such Final Maturity Date be converted automatically into one or more Term Advances in accordance with this clause.

              (b) In any request given under Clause 2.5(a), the Bor-rower shall also specify:

                   (i) the number of Term Advances (not exceeding four) which shall be in minimum amounts of $10,000,000;

                  (ii) whether the Term Advances are to be LIBOR Ad-vances or Base Rate Advances or a mixture of the two; and

                 (iii) if any Term Advance is to be a LIBOR Advance, the duration of its first Interest Period se-lected in accordance with Clause 7.6 (Interest Periods for Term Advances).

              (c) No such request may be made by the Borrower if there is a Default.

              (d) The Borrower agrees to pay to the Lenders a conver-sion fee in connection with the Term-out Option.
                   Such fee will be calculated and payable in accordance with Clause 19.7 (Conversion Fee).

              (e) If the Borrower notifies the Administrative Agent in accordance with Clause 2.5(a) above, all Advances which are outstanding on such Final Maturity Date shall be automatically converted to Term Advances repayable on the Final Repayment Date in accordance with Clause 8 (Repayment and Prepayment of Advances).

              (f) The Borrower may not borrow any further Advances fol-lowing the Final Maturity Date.

              (g) Any notice given by the Borrower under this Clause shall be irrevocable.



         3.   PURPOSE OF THE FACILITY

              (a) The proceeds of each Advance shall be applied by the Borrower towards its general corporate purposes.



                                        22


              (b) Without prejudice to paragraph (a) above and the re-maining provisions of this Agreement, none of the Financial Institutions shall be bound to enquire as to, nor shall any of them be responsible for, the application by the Borrower of the proceeds of any Advance.

         4.   CONDITIONS PRECEDENT

         4.1  DOCUMENTARY CONDITIONS PRECEDENT

              (a) The obligations of each Agent and each Lender under this Agreement are subject to the condition that the Administrative Agent has received all of the follow-ing in form and substance satisfactory to it:

                   (i) a certificate of a Managing Director of the Bor-rower and the Guarantor including:

                        (A)  certified copies of resolutions of the
                             Board of Directors of the Borrower and the Guarantor authorising or ratifying the ex-ecution, delivery and performance of the Finance Documents to which it is or will be a party;

                        (B) certified copies of all documents evidenc-ing any necessary corporate action, con-sent, and governmental or regulatory ap-proval (if any) with respect to the Finance Documents to which the Borrower and the Guarantor is or will be a party;

                        (C) certification of the names of the officer or officers of the Borrower and the Guaran-tor authorised to sign the Finance Docu-ments to which each is or will be a party, together with a sample of the true signa-ture of each such officer (it being under-stood that each Financial Institution may conclusively rely on such certificate until formally advised by a like certificate of any changes therein);

                  (ii) certified copies of the constitutive documents of the Borrower and the Guarantor;

                 (iii) a certificate from a Managing Director of each of the Borrower and the Guarantor confirming that:

                        (A)  the representations and warranties in
                             Clause 14 (Representations and Warranties) were correct on the Signing Date; and



                        (B) no Default had occurred and was continuing on the Signing Date.

                  (iv) the Master Collateral Agreement and the Borrower Subordination Agreement duly executed by the Borrower and the Guarantor together with all conditions precedent required thereunder;

                   (v) confirmation from State Street Bank and Trust Company that it has taken all steps required under the Master Collateral Agreement with re-spect to all Collateral held by them as custo-dian thereunder;




                                        23


                  (vi) the Stock Pledge Agreement duly executed by the Guarantor;

                 (vii) a duly completed Federal Reserve Form U-1 ex-ecuted by the Borrower;

                (viii) the following legal opinions addressed to the Administrative Agent (on behalf of the Lenders), the Collateral Agent and to the Lenders:

                        (A) from Allen & Overy, in relation to English law;

                        (B) from Clifford Chance, in relation to New York law, the Master Collateral Agreement and the obligations of the Borrower and the Guarantor under the Finance Documents;

                        (C) from Massachusetts counsel to the Borrower and the Guarantor reasonably acceptable to the Administrative Agent in relation to Massachusetts law as to certain matters concerning the Master Collateral Agreement;

                        (D) from Arendt & Medernach, Luxembourg counsel to the Borrower and the Guarantor;

                  (ix) evidence of the acceptance by the process agent of each of the Borrower and the Guarantor speci-fied in Clause 29 Jurisdiction) of its appoint-ment under that Clause and under Section 31 of the Master Collateral Agreement;

                   (x) confirmation from the Collateral Agent that it holds Collateral with a Market Value in excess of $350,000,000.

              (b) Each of the documents specified in paragraph (a) above shall be certified by a Managing Director of the Borrower or the Guarantor (as the case may be) as being correct, complete and in full force and effect as at a date no earlier than the Signing Date.

              (c) The Administrative Agent shall promptly notify the Borrower and the Lenders whether or not the above conditions precedent have been met or waived.

         4.2  CONDITIONS PRECEDENT TO EACH REQUEST AND EACH ADVANCE

              The obligations of each Agent and each Lender in respect of each Advance are subject to the further conditions pre-cedent that:



              (a) both on the date of the relevant Request and on the relevant Utilisation Date:

                   (i) the matters represented by the Borrower and the Guarantor and set out in Clause 14 (Representa-tions and Warranties) (other than Clause 14.1(k)) are correct in all material respects on and as at each of those dates as if made on each date;



                                        24


                  (ii) no Default has occurred and is continuing or would result from the Advance;

                 (iii) the Advance would not cause the Total Outstand-ings to exceed the Borrowing Base or otherwise cause Clause 2.2 (Facility limits) to be contra-vened;

                  (iv) a Collateral Shortfall shall not have occurred and be continuing;

                   (v) the Collateral Agent holds Collateral with a Market Value in excess of $350,000,000; and

                  (vi) no Event of Default specified in Clause 16.6 (Insolvency), 16.7 (Insolvency Proceedings) or
                        16.8 (Appointment of Receivers and Managers) shall have occurred in relation to the Invest-ment Adviser, such Clauses to be construed as if references therein to the Borrower and the Guar-antor were references to the Investment Adviser.

                 (vii) the Advance would not contravene Section 24(f) (Margin Regulations) of the Master Collateral Agreement.

                   PROVIDED THAT paragraphs (i) to (vii) shall not apply in respect of an Advance to be applied solely in or towards repayment of an outstanding Advance on the relevant Utilisation Date.

              (b) no more than two Advances may be made on the same day and no more than 12 Advances may be outstanding at any one time.

         4.3  CONFIRMATION OF COLLATERAL

              No Advance (other than an Advance to be applied solely in or towards repayment of an outstanding Advance) may be disbursed to the Borrower unless on the proposed Utilisa-tion Date the Administrative Agent and the Collateral Agent are satisfied that the Borrowing Base will be equal to or greater than the aggregate of the Total Outstandings after the disbursement to the Borrower of such Advance and all other Advances to be made on such Utilisation Date, taking into account any prepayments or repayments of Ad-vances which are to be made by the Borrower on such Utili-sation Date.



         5.   UTILISATION OF THE FACILITY

         5.1  DELIVERY OF REQUESTS

              Subject to the terms of this Agreement, the Borrower may utilise the Facility by delivering a duly completed Re-quest to the Administrative Agent (copied to the Col-lateral Agent), not later than 12 noon three Business Days prior to the relevant Utilisation Date in relation to a LIBOR Advance and two Business Days prior to the relevant Utilisation Date in relation to a Base Rate Advance.



                                        25


              5.2  FORM OF REQUEST

              Each Request shall specify:

              (a) the proposed Utilisation Date, which shall be a Busi-ness Day falling two days or more before the then latest Final Maturity Date;

              (b) the Requested Amount, which shall be a minimum of $3,000,000 and integral multiples thereof of $500,000;

              (c) whether the Advances are to be LIBOR Advances or Base Rate Advances;

              (d) the Term of any requested LIBOR Advances, which shall be a period of one, two, three or six months, or such other period as may be agreed between the Borrower and the Administrative Agent, in each case ending on or before the then latest Final Maturity Date, Pro-vided always that the term of the requested Advance if it is to be a LIBOR Advance may be a period of less than one month if, at the time of requesting such Advance, the Borrower notifies the Administra-tive Agent that such request is made in connection with a public offering of shares by the Guarantor or a major sale of assets of the Borrower; and

              (e) the details of the bank and account to which the pro-ceeds of the Advances are to be made available to the Borrower in accordance with Clause 10.1 (Funds and Place).

         6.   REDUCTION AND CANCELLATION OF THE TOTAL COMMITMENTS

         6.1  AUTOMATIC REDUCTION OF EACH LENDER'S COMMITMENT

              The amount of each Lender's Commitment shall (if not al-ready so reduced) be automatically reduced to zero at close of business on the Final Maturity Date for that Lender.

         6.2  VOLUNTARY CANCELLATION

              (a)  (i)  Subject to sub-paragraph (ii) below, the Bor-
                        rower may, on giving not less than five days' prior written notice to the Administrative Agent (which shall promptly give notice thereof to the Lenders), cancel the Total Commitments in whole or in part (but, if in part, in a minimum amount, and integral multiples, of $10,000,000).

                  (ii) Any cancellation may only take effect in respect of the unutilized portion of the Facility.



              (b) Any cancellation in part under this Clause 6.2 shall be applied against the Commitment of each Lender pro rata.



                                        26


              6.3  IRREVOCABLE

              (a) Any notice by the Borrower under this Clause 6 of cancellation of the whole or any part of the Total Commitments shall be irrevocable and shall specify the date upon which the cancellation is to become effective and the amount of the Total Commitments to be cancelled.

              (b) No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated unless agreed by all the Lenders and the Administrative Agent.

         7.   INTEREST

         7.1  RATE

              The rate of interest applicable to each Advance for its Term shall be the rate per annum determined by the Admin-istrative Agent to be the aggregate of:

              (a) in the case of a LIBOR Advance, the LIBOR Margin and LIBOR relative to that Advance; or

              (b) in the case of a Base Rate Advance, the Base Rate relative to that Advance.

         7.2  DUE DATES

              Save as otherwise provided in this Agreement,

              (a) accrued interest on each LIBOR Advance is payable by the Borrower on its Maturity Date or the last day of its Interest Period and, if the Term of any LIBOR Advance is longer than three months, at three monthly intervals from the Utilisation Date of that Advance or the first day of the relevant Interest Period as the case may be;

              (b) accrued interest on each Base Rate Advance is payable by the Borrower in arrears in respect of the period in which such Base Rate Advance is outstanding on each March 31, June 30, September 30 and December 31 and the Final Maturity Date and the Final Repayment Date.

         7.3  DEFAULT INTEREST

              (a) If the Borrower or the Guarantor fails to pay any amount payable by it under this Agreement on the due date, it shall, on demand by the Administrative Agent from time to time, pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgment, at a rate, subject



                   to paragraph (c) below, determined by the Administra-tive Agent to be two per cent. (2%) per annum above the higher of:

                   (i) (in the case of an Advance which has become due and payable prior to its Maturity Date or, if it is a Term Advance, prior to the last day of the relevant



                                        27


                        Interest Period) the rate applicable to the overdue amount under Clause 7.1(a) (Rate) im-mediately before the due date (if of principal); and

                  (ii) (in all other cases) the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a LIBOR Advance in the currency of the overdue amount made under this Agreement for successive Terms of up to three months, as the Administrative Agent may determine from time to time (each a "DESIGNATED TERM").

              (b)  The rate of interest shall be determined:

                   (i) if calculated by reference to the Base Rate, on each day; or

                  (ii) if calculated by reference to LIBOR, two Busi-ness Days before the first day of the relevant Designated Term.

              (c) If the Administrative Agent (after consultation with the Reference Lenders) determines that deposits in the currency of the overdue amount are not or were not, as the case may be, being made available by the Reference Lenders to leading banks in the London In-terbank Market in the ordinary course of business, the rate shall be determined by reference to the cost of funds to the Reference Lenders from such other sources as the Administrative Agent (after consulta-tion with the Reference Lenders) may from time to time reasonably determine.

              (d) Interest shall be compounded monthly (if calculated by reference to the Base Rate) or at the end of each Designated Term (if calculated by reference to LI-
                   BOR).

         7.4  CALCULATION OF INTEREST

              Interest shall accrue from day to day, and be computed on the basis of:

              (a) in the case of each LIBOR Advance and each Base Rate Advance in respect of which interest thereon is de-termined by reference to the Federal Funds Rate, 360 days and for the actual number of days elapsed;

              (b) in the case of a Base Rate Advance in respect of which interest thereon is determined by reference to the Prime Rate, 365/366 days and for the actual num-ber of days elapsed.



         7.5  REDUCTION IN MARGIN

              The LIBOR Margin applicable to a LIBOR Advance shall be reduced to 1.50 per cent. per annum if and for so long as the Guarantor receives an investment grade rating for its senior unsecured long-term debt from two Rating Agencies, one of which shall be Moody's Investor Services, Inc. or Standard & Poor's Ratings Group. Such reduction in LIBOR Margin shall apply on any Rate Fixing Day on which such investment grade rating is in effect.



                                        28


              7.6  INTEREST PERIODS FOR TERM ADVANCES

              (a) During the Term Period the Borrower may designate Term Advances as LIBOR Advances or Base Rate Advances provided that each Advance is in a minimum amount of $10,000,000 and that there are not more than four Term Advances outstanding at any time. If the Bor-rower requests a Term Advance which is a LIBOR Ad-vance, the Borrower shall select interest periods for the Term Advance. Such selection will be made by the Borrower in the Request given upon exercise of the Term-out Option and during the Term Period, by a no-tice received by the Administrative Agent not later than 12 (noon) three Business Days before the com-mencement of each Interest Period.

              (b) During the Term Period, each Interest Period for the Term Advance will commence on the Final Maturity Date or the expiry of the immediately preceding Interest Period.

              (c) Each Interest Period will be of either one, two, three or six months as so selected under paragraph (a) above subject as provided below.

              (d) If the Borrower fails to select an Interest Period for the outstanding Term Advance during the Term Pe-riod in accordance with paragraph (a) above, that Interest Period will be one month.

              (e) The Borrower will ensure that Interest Periods in respect of an Advance or Advances equal to a Repay-ment Instalment shall be selected (and if necessary shortened) so as to expire on a Repayment Date.

              (f) An Interest Period which commences on the last Busi-ness Day of a month shall end on the last Business Day of the corresponding month.

              (g) Subject to the foregoing, the Borrower may sub-divide or consolidate Advances during the Term Period.

         7.7  NOTIFICATION

              Each determination of a rate of interest by the Adminis-trative Agent under this Agreement shall promptly be noti-fied to the relevant Contracting Parties.

         8.   REPAYMENT AND PREPAYMENT OF ADVANCES

         8.1  REPAYMENT OF ADVANCES

              (a) The Borrower shall repay each Advance (other than a Term Advance) made to it in full on its Maturity Date



                   to the Administrative Agent for the account of the Lenders.

              (b) The Borrower shall repay the Term Advances (if made) in full in four equal semi-annual instalments. Each instalment shall have a principal amount equal as nearly as possible to 25 per cent. of the aggregate principal amount of the Term Advances at the begin-ning of the Term-Out Period. The first repayment instalment shall be paid on the Business Day



                                        29

                   falling six months after the Final Maturity Date.
                   The final repayment instalment shall be repaid on the Final Repayment Date.

         8.2  PREPAYMENT OF ADVANCES

              (a) The Borrower may, by giving not later than 12 noon on the relevant day not less than three Business Days' notice to the Administrative Agent (which shall be irrevocable) and subject to Clause 26(a)(iii) (Indem-nities), prepay any Advance made to it in a minimum amount of US$1,000,000 and integral multiples of $500,000 in excess thereof.

              (b) The Borrower may not pre-pay any Advance except as expressly provided in this Agreement. Any Advance prepaid prior to the Final Maturity Date may be re-borrowed in accordance with the provisions of this Agreement.

              (c) Prepayments shall be made together with accrued in-terest and all other amounts then due under this Agreement.

              (d) Any partial prepayment of the Term Advance shall be applied against the repayment instalments in chrono-logical order.

         8.3  MANDATORY PREPAYMENT/PROVISION OF COLLATERAL

              If at any time Total Outstandings exceed the Borrowing Base (a "COLLATERAL SHORTFALL"), the Borrower shall, be-fore close of business on the relevant date (as determined in accordance with Clause 8.4 below) prepay Advances and/ or provide further Qualifying Collateral to the Collateral Agent in accordance with the Master Collateral Agreement so that the Total Outstandings after such prepayment and/ or provision of Qualifying Collateral are equal to or less than the Borrowing Base.

         8.4  "BORROWING BASE VIOLATIONS"

              (a) If a Compliance Certificate shows that the consoli-dated Debt to Net Worth ratio of a Qualifying Issuer exceeds 1.5:1 or the combined consolidated Debt to Net Worth ratios of all Qualifying Issuers calculated on a weighted average basis in accordance with the definition of Qualifying Collateral exceeds 1:1 (the "LEVERAGE EXCESS") and the Borrower has not provided the Administrative Agent with evidence reasonably satisfactory to the Administrative Agent that such Leverage Excess has been rectified within 30 days from the date of notification by the Administrative
                   Agent of such violation (the "LEVERAGE VIOLATION IN-
                   TERIM DATE") then the Borrower shall before close of business on the date fifteen days after the Leverage



                   Violation Interim Date, at its discretion, prepay Advances and/or provide further Qualifying Collateral to the Collateral Agent in accordance with the Master Collateral Agreement so that Total Outstandings after such prepayment and/or provision of Qualifying Col-lateral are equal to or less than the Borrowing Base.

              (b) If the ratio of consolidated EBITDA to consolidated average Debt of a Qualifying Issuer is less than 14 per cent. or the consolidated Interest Coverage Ratio of a Qualifying Issuer is less than 1.9:1 or the Debt Service Coverage Ratio of a Qualifying Issuer is less than 1.4:1



                                        30

                   for two consecutive quarters, as shown by reference to the relevant Compliance Certificates then the Bor-rower shall before close of business on the date fif-teen days after notification by the Administrative Agent of such violation for two consecutive quarters, at its discretion, prepay Advances and/or provide further Qualifying Collateral to the Collateral Agent in accordance with the Master Collateral Agreement so that Total Outstandings after such prepayment and/or provision of Qualifying Collateral are equal to or less than the Borrowing Base.

              (c) If the Administrative Agent has notified the Borrower that there is a violation of the Borrowing Base, as shown by a Compliance Certificate (other than a vio-lation referred to in paragraphs (a) or (b) above) then the Borrower shall (i) before close of business on the date (the "COMPLIANCE CERTIFICATE INTERIM DATE") thirty days after the date on which the Admin-istrative Agent has notified the Borrower of such breach notify the Administrative Agent of its propos-als to rectify such breach and (ii) before the close of business on the date fifteen days after the Com-pliance Certificate Interim Date, at its discretion, prepay Advances and/or provide further Qualifying Collateral to the Collateral Agent in accordance with the Master Collateral Agreement so that Total Out-standings after such prepayment and/or provision of Qualifying Collateral are equal to or less than the Borrowing Base.

              (d) If the Administrative Agent has notified the Borrower that there is a violation of the Borrowing Base, as shown by a Borrowing Base Certificate (other than a violation referred to in paragraphs (a) or (b) above), then the Borrower shall (i) before close of business on the date (the "BORROWING BASE CERTIFICATE INTERIM DATE") fifteen days after the date on which the Administrative Agent has notified the Borrower of such breach notify the Administrative Agent of its proposals to rectify such breach and (ii) before close of business on the date thirty days after the Borrowing Base Certificate Interim Date, at its dis-cretion, prepay Advances and/or provide further Qualifying Collateral to the Collateral Agent in ac-cordance with the Master Collateral Agreement so that Total Outstandings after such prepayment and/or pro-vision of Qualifying Collateral are equal to or less than the Borrowing Base.

         9.   MARKET DISRUPTION

              (a)  If, in relation to any proposed LIBOR Advance:



                   (i) where LIBOR is to be determined by reference to the Reference Lenders and no, or only one, Ref-erence Lender is able to supply a rate for the purposes of determining LIBOR or the Administra-tive Agent otherwise determines (which determi-nation shall be conclusive and binding on all the Contracting Parties) that adequate and fair means do not exist for ascertaining LIBOR rela-tive to the LIBOR Advance; or

                  (ii)  the Administrative Agent receives notification:

                        (A) from Lenders participating in more than 50 per cent. by value of the proposed LIBOR Advance that, in their opinion, Dollar de-posits of equal duration to the Term re-quested will not be available to them in the London



                                        31

                             or Interbank Market in the ordinary course of business in sufficient amounts to fund their LIBOR Advance for that Term; or

                        (B) from Lenders participating in more than 50 per cent. by value of the proposed LIBOR Advance that, by reason of circumstances affecting the London Interbank Market, the cost to them of deposits obtained in the London Interbank Market to fund their LIBOR Advances would be in excess of the relevant LIBOR, the Administrative Agent shall, promptly serve a notice (a "SUSPENSION NOTICE") on the Borrower and the relevant Lenders stating that the relevant event has occurred and that this Clause 9 is in operation.

              (b) After a Suspension Notice has been served:

                   (i) notwithstanding any other provision of this Agreement, the LIBOR Advance shall not be made;

                  (ii) no further Requests for a LIBOR Advance or for interest to be calculated on a LIBOR basis may be delivered by the Borrower until the Adminis-trative Agent notifies the Borrower that the event specified in the Suspension Notice no longer prevails, which the Administrative Agent shall do as soon as practicable after so ascer-taining;

                 (iii) if the Borrower so requires, within five Busi-ness Days of service of a Suspension Notice, the Borrower and the Administrative Agent shall en-ter into negotiations (which the Administrative Agent shall not be obliged to continue for a period of more than 30 days) in good faith with a view to agreeing a substitute basis for deter-mining the rate of interest and/or funding ap-plicable to any future LIBOR Advances; and

                  (iv)  any substitute basis agreed under sub-
                        paragraph (iii) above shall, with the prior con-sent of all the Lenders, take effect in ac-cordance with its terms and be binding on all the Contracting Parties.

         10.  PAYMENTS

         10.1 FUNDS AND PLACE

              (a) Except as otherwise provided in this Agreement, all payments to be made by the Borrower, the Guarantor or any Lender under this Agreement shall be made to the



                   Administrative Agent to the account of the Adminis-trative Agent at Commerzbank Aktiengesellschaft New York Branch, 2 World Financial Center, New York, NY 10281-1050, USA for value on the due date in Dollars and in either immediately available Federal funds (payment to be made no later than 12 noon (New York time)) for credit to Account No. 150/1250406, Account name, Commerzbank International S.A., Luxembourg or Same Day Funds for credit to Account No 150/1250406, Account name, Commerzbank International S.A.,



                                        32


                   Luxembourg or at such other office or bank in New York City as the Administrative Agent by not less than five Business Days notice shall have previously notified to the Borrower, Guarantor or Lender, as the case may be.

              (b) Subject to Clause 10.3 (Taxes), each payment received by the Administrative Agent for the account of an-other person under paragraph (a) above shall:

                   (i) in the case of a payment received for the ac-count of the Borrower, be made available by the Administrative Agent to the Borrower by applica-tion:

                        (A) first, in or towards payment (on the date of receipt) of any amount due from the Bor-rower under this Agreement

                        (B) secondly, in payment (on the date and in the currency and funds of receipt) to the account of the Borrower's custodial agent with such office or bank in North Quincy, Massachusetts as it shall have previously notified to the Administrative Agent;

                             and

                  (ii) in the case of any other payment, be made avail-able by the Administrative Agent to the person for whose account the payment was received (in the case of a Lender for the account of its Fa-cility Office) on the date of receipt for the account of such person to such account of the person with such office or bank in New York City as it shall have previously notified to the Ad-ministrative Agent;

              (c) The Administrative Agent shall promptly distribute payments received for the account of the Lenders among the Lenders pro rata to their respective en-titlements.

         10.2  RECOVERY OF PAYMENTS

              Unless the Administrative Agent has received notice from a Lender, the Borrower or the Guarantor not less than two Business Days before the date upon which the Lender, the Borrower or the Guarantor (the "PARTY LIABLE") is to pay an amount to the Administrative Agent for transfer to the Borrower or Lender respectively (the "PAYEE") that the party liable does not intend to make that amount available to the Administrative Agent, the Administrative Agent may assume that the party liable has paid the amount to it on



              the due date in accordance with this Agreement. In reli-ance upon that assumption, the Administrative Agent may (but shall not be obliged to) make available to the payee(s) a corresponding sum. If the amount is not in fact made available to Administrative Agent and the party liable does not forthwith on demand pay the amount to the Administrative Agent together with interest on the amount until its payment at a rate determined by the Administra-tive Agent to reflect its cost of funds, the payee(s) shall forthwith on demand repay the amount to the Adminis-trative Agent together with interest on the amount calcu-lated as above. The provisions of this Clause 10.2 are without prejudice to any rights which the Agent and the payee may have against the party liable.



                                        33

              10.3  TAXES

              (a) All payments to be made by the Borrower or the Guar-antor under the Finance Documents shall be made:

                   (i)  without set-off or counterclaim; and

                  (ii) free and clear of and without deduction for or on account of all Taxes except to the extent that the Borrower or the Guarantor is compelled by law to make payment subject to any Taxes.

                   For the purposes of this Clause 10, "RELEVANT TAX" means any Tax imposed by or in the USA or the juris-diction of incorporation of the Borrower or the Guar-antor or any other jurisdiction from or through which a payment is made by the Borrower or the Guarantor under any Finance Document (or any federation or or-ganisation of which any of those jurisdictions is at the relevant time a member) or any political sub-division or taxing authority of any of the foregoing.

              (b) All Taxes required to be deducted or withheld from any amounts paid or payable under the Finance Docu-ments shall be paid by the Borrower or the Guarantor (as the case may be) promptly and in any event before penalties attach thereto. If any Relevant Taxes or amounts in respect of Relevant Taxes must be deducted from any amounts payable or paid by the Borrower or the Guarantor under the Finance Documents (or payable or paid by an Agent to a Financial Institution under the Finance Documents), the Borrower or the Guarantor (as the case may be) shall pay such additional amounts as may be necessary to ensure that the rel-evant Financial Institution receives a net amount equal to the full amount which it would have received had payment not been made subject to Relevant Tax.

              (c) Within thirty days of each payment by the Borrower or the Guarantor under sub-paragraph (b) above of Tax or in respect of Taxes, it shall deliver to the Adminis-trative Agent for the relevant Financial Institution a certified copy of the original receipt, if one is available, or other appropriate evidence issued by the authority to whom the payment was made that the Tax has been duly remitted to the appropriate author-ity.

              (d)  (i)  Subject to sub-paragraph (ii) below, if Relevant
                        Taxes must be withheld or deducted from any amounts payable or paid by the Borrower or the Guarantor to a Lender under the Finance Docu-ments the Borrower or the Guarantor (as the case may be) may by giving not less than ten Business Days' notice to the Lender (through the Administrative Agent):



                        (A) prepay in full any Advance made to it by the Lender together with all other amounts payable to the Lender under the Finance Documents; and

                        (B)  cancel that Lender's Commitment;

                  (ii) any notice by the Borrower or the Guarantor shall be irrevocable and may only be given under sub-paragraph (i) above whilst the duty to with-hold or deduct



                                        34

                        continues and for so long as no Default has oc-curred which is continuing; such Lender's Com-mitment shall be cancelled on the giving of the notice; and

                 (iii) the Borrower shall be entitled to introduce a new Lender acceptable to the Administrative Agent or arrange for an existing Lender to as-sume the Commitment and Advance of the Lender where Commitment has been cancelled and Advance prepaid in accordance with sub-paragraphs (i) and (ii) above.

         10.4  NON-BUSINESS DAYS

              Whenever any payment under the Finance Documents becomes due on a day which is not a Business Day, then the due date shall instead be the next Business Day in that calen-dar month (if there is one) or the preceding Business Day (if there is not). During any extension of the due date for payment of any principal under this Agreement interest shall be payable on the principal at the rate payable on the original due date.

         10.5  CERTIFICATIONS

              Any certification or determination of a rate or amount made by a Financial Institution shall be prima facie evidence of the matters certified or determined.

         10.6  APPROPRIATIONS

              In the case of a partial payment, the Administrative Agent may appropriate the payment towards the obligations of the Borrower or the Guarantor under the Finance Documents in the following order:

              (a) FIRST, in or towards payment pro rata of any costs and expenses of the Financial Institutions due but unpaid under the Finance Documents;

              (b) SECONDLY, in or towards payment pro rata of any ac-crued interest due but unpaid under the Finance Docu-ments;

              (c) THIRDLY, in or towards payment pro rata of any prin-cipal due but unpaid under the Finance Documents; and

              (d) FOURTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

              Any appropriation as above shall override any appropria-tion made by the Borrower or the Guarantor.



         10.7  MITIGATION

              If, in respect of any Lender, circumstances arise which would, or would on the giving of notice, result in:



                                        35


              (a) any additional amounts becoming payable under Clause 10.3(b) (Taxes); or

              (b) any amount becoming payable under Clause 11 (In-creased Costs); or

              (c) any prepayment or cancellation under Clause 12 (Il-legality),

              then, without limiting the obligations of the Borrower and the Guarantor under this Agreement and without prejudice to the terms of Clauses 10 (Payments), 11 and 12, the Lender shall, in consultation with the Administrative Agent, the Borrower and the Guarantor, take such reason-able steps as may be open to it (including, without limi-tation, changing a Facility Office) to mitigate or remove such circumstance, including (without limitation) the transfer of its rights and obligations under this Agree-ment to another bank or financial institution acceptable to the Borrower and the Guarantor, unless to do so might (in the opinion of the Lender) in any way be materially prejudicial to it or would otherwise be contrary to its banking policy.

         11.  INCREASED COSTS

         11.1  INCREASED COSTS

              Subject to Clause 11.2 (Exceptions), if the result of the introduction of or any change in any law, regulation, treaty or official directive or request from any govern-mental or regulatory authority (whether or not having the force of law but if not having the force of law, being of a type with which the Lender is accustomed to comply) or any change in the interpretation or application thereof including, without limitation, those relating to Taxation, any reserve, special deposit, cash ratio, liquidity or capital adequacy requirement or any other form of banking or monetary controls, is that:

              (i) a Financial Institution incurs an additional cost as a result of having entered into, or performing, main-taining or funding its obligations under, any Finance Document; or

             (ii) a Lender incurs an additional cost in making, funding or maintaining all or any advances comprised in a class of advances formed by or including the Advances made or to be made by it under this Agreement; or

            (iii) any amount payable to a Financial Institution or the effective return to a Financial Institution under this Agreement or on its capital is reduced; or



             (iv) a Financial Institution makes any payment or foregoes any interest or other return on or calculated by ref-erence to any amount received or receivable by it from the Borrower, the Guarantor or the Administra-tive Agent under any Finance Document, then and in each such case:

                   (A) the Financial Institution shall notify the Bor-rower through the Administrative Agent of the relevant event promptly upon becoming aware of the event and of the amount of any claim under this Clause 11.1 promptly upon ascertaining that amount;



                                        36



                   (B) within 14 days of any demand from time to time by the Financial Institution through the Admin-istrative Agent, the Borrower shall pay to the Administrative Agent for the account of the Fi-nancial Institution such amount as the Financial Institution shall certify will compensate the Financial Institution for the additional cost (or, in the case of paragraph (ii) above, the proportion of the additional cost as is at-tributable to its making, funding or maintaining Advance(s)), reduction, payment or forgone in-terest or other return.

                   (C)  (a)  subject to sub-paragraph (b) below, the
                             Borrower may by giving not less than ten
                             Business Days' notice to the Lender
                             (through the Administrative Agent):

                             (i)  prepay in full any Advance made to it
                                  by the Lender together with all other
                                  amounts payable to the Lender under
                                  the Finance Documents; and

                             (ii) cancel that Lender's Commitment;

                        (b)  any notice by the Borrower shall be ir-
                             revocable and may only be given under sub-paragraph (a) above whilst the circum-stances giving rise to the notification under paragraph (A) above continue and for so long as no Event of Default has occurred which is continuing; such Lender's Commitment shall be cancelled on the giving of the notice; and

                        (c) the Borrower shall be entitled to introduce a new Lender acceptable to the Administra-tive Agent or arrange for an existing Lender to assume the Commitment and Advance of the Lender where Commitment has been cancelled and Advance prepaid in accordance with sub-paragraphs (c)(a)(i) and (ii) above.

         11.2  EXCEPTIONS

              Clause 11.1 shall not apply to or in respect of:

              (a) any change in the rate of Taxation on the overall net income of a Lender (or the overall net income of a division or branch of the Lender) imposed in the ju-risdiction in which its principal office or Facility Office for the time being is situate;



              (b) any circumstances referred to in Clause 10.3 (Taxes) or to the extent otherwise provided in Clause 24.8 (Increased Costs/Withholding Taxes);

              (c) any increased cost which is incurred in consequence of the implementation of matters set out in the re-port of the Basle Committee on Banking Regulations and Supervisory Practices dated July, 1988 and en-titled "International Convergence and Capital Mea-surement and Capital Standards", unless it results from a change in the interpretation,



                                        37

                   administration or application of such matters by any relevant agency after the date of this Agreement; and

              (d) any increased cost attributable to the negligence or wilful misconduct of a Finance Party.

         12.  ILLEGALITY

              If the introduction of or any change in any law, regula-tion, treaty or official directive (whether or not having the force of law but, if not having the force of law, be-ing of a type with which the Lender is accustomed to com-
              ply) shall make it unlawful or contrary to an official directive ("SUPERVENING ILLEGALITY") in any jurisdiction for any Lender to make available or fund or maintain any Advance or to give effect to its obligations as contem-plated by this Agreement, the Lender may give notice thereof to the Borrower through the Administrative Agent, whereupon:

              (a) the Borrower shall, within the time allowed by the relevant law, regulation, treaty or official direc-tive, prepay the Lender's Advances to it together with all other amounts payable to the Lender under the Finance Documents; and

              (b) such Lender's Commitment shall forthwith be can-celled,

              to the extent required to remove the Supervening Illegal-ity.

         13.  GUARANTEE

         13.1 GUARANTEE

              The Guarantor irrevocably and unconditionally:

              (a) guarantees to the Financial Institutions, as princi-pal obligor and not merely as surety, prompt perfor-mance by the Borrower of all its obligations under this Agreement and the other Finance Documents and the payment of all sums payable now or in the future to the Financial Institutions by the Borrower under this Agreement when and as they become due; and

              (b) undertakes with the Financial Institutions that if and whenever the Borrower is in default in the pay-ment of any amount under this Agreement the Guarantor shall forthwith pay the amount as if the Guarantor instead of the Borrower were expressed to be the principal obligor, together with interest on the amount at the rate per annum from time to time pay-able by the Borrower on the amount from the date when it becomes payable by the Borrower until payment of it in full.



         13.2  CONTINUING GUARANTEE

              This guarantee is a continuing guarantee and shall extend to the ultimate balance of all sums payable by the Bor-rower under the Finance Documents.



                                        38


         13.3  REINSTATEMENT

              Where any discharge (whether in respect of the obligations of the Borrower or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be repaid on bank-ruptcy, liquidation or otherwise without limitation, the liability of the Guarantor under this guarantee shall con-tinue as if the discharge or arrangement, as the case may be, had not occurred. Each of the Financial Institutions is entitled to concede or compromise any claim that any payment, security or other disposition is liable to avoid-ance or repayment.

         13.4  WAIVER OF DEFENCES

              The obligations of the Guarantor under this Clause 13 shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to re-lease or otherwise exonerate it from its obligations under this Clause 13 in whole or in part, including without limitation and whether or not known to it or any Financial
              Institution:

              (a) any time or waiver granted to or composition with the Borrower or any other person;

              (b) the taking, variation, compromise, renewal or release of, or refusal or neglect to perfect or enforce, any rights, remedies or securities against the Borrower or any other person;

              (c) any legal limitation, disability, incapacity or other circumstances relating to the Borrower or any other person;

              (d) any variation of a Finance Document or any other document or security so that references to the Fi-nance Document in this Clause 13 shall include each variation (including without limitation any substi-tute basis agreed under Clause 9 (Market Disrup-tion)); or

              (e) any unenforceability, invalidity or frustration of any obligations of the Borrower or any other person under any Finance Document or any other document or security, to the intent that the Guarantor's obliga-tions under this Clause 13 shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, invalidity or frus-tration.



         13.5  IMMEDIATE RECOURSE

              The Guarantor waives any right it may have of first re-quiring any of the Financial Institutions to proceed against or enforce any other rights or security or claim payment from any other person before claiming from the Guarantor under this Clause 13.

         13.6  PRESERVATION OF RIGHTS

              Until all amounts which may be or become payable by the Borrower under or in connection with this Agreement and the other Finance Documents have been irrevocably paid and discharged in full, each Financial Institution may:



                                        39


                   (a) refrain from applying or enforcing, as appropri-ate, any other moneys, security or rights held or received by that Financial Institution in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Borrower shall not be entitled to the ben-efit of the same; and

              (b) hold in an interest bearing suspense account any mon-eys received from the Guarantor or on account of the Borrower's liability under this Clause 13.

         13.7  NON-COMPETITION

              (a) Until all amounts which may be or become payable by the Borrower under this Agreement have been ir-revocably paid in full, the Guarantor shall not:

                   (i) be subrogated to any rights, security or moneys held, received or receivable by any Financial Institution or be entitled to any right of con-tribution in respect of any payment made or mon-eys received on account of the Guarantor's li-ability under this Clause 13;

                  (ii) be entitled and claim to rank as a creditor against the estate or in the bankruptcy or liq-uidation of the Borrower in competition with any Financial Institution; or

                 (iii) receive, claim or have the benefit of any pay-ment, distribution or security from or on ac-count of the Borrower, or exercise any right of set-off as against the Borrower.

              (b) The Guarantor shall forthwith pay to the Administra-tive Agent for the account of the Financial Institu-tions an amount equal to any set-off (as referred to in (iii) above) in fact exercised by it and shall hold in trust for and forthwith pay or transfer, as the case may be, to the Administrative Agent for the Financial Institutions any payment or distribution or benefit of security in fact received by it.

         13.8  OTHER DOCUMENTS

              This guarantee shall be in addition to and shall not in any way be prejudiced by any other guarantee or any secu-rity now or hereafter held by any Financial Institution in respect of the obligations of the Borrower under this Agreement.



         13.9 CERTIFICATE

              A certificate of the Administrative Agent as to any amount owing from the Borrower under this Agreement or any other Finance Document shall be prima facie evidence of that amount.



                                        40

         14.  REPRESENTATIONS AND WARRANTIES

         14.1  REPRESENTATIONS AND WARRANTIES

              Each of the Borrower and the Guarantor (in respect of it-self and its Subsidiaries) represents and warrants to each of the Financial Institutions that:

              (a)  ORGANISATION, ETC.

                   (i) Each member of the Group is a corporation val-idly organised and existing and, if applicable, in good standing under the laws of the State or jurisdiction of its incorporation, is duly qualified to do business and, if applicable, in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and has full power and authority to own its property and con-duct its business substantially as presently conducted and as presently proposed to be con-ducted by it;

                  (ii) it has full power and authority to enter into and to perform its obligations under the Finance Documents to which each is a party; and

                 (iii) it is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith could not, in the aggregate, have a material adverse effect on the business, operations, property or financial or other con-dition of the Group taken as a whole, and could not materially adversely affect the ability of the Borrower or the Guarantor to perform its obligations under any Finance Document.

              (b)  DUE AUTHORISATION

                   The execution and delivery by each of the Borrower and the Guarantor of the Finance Documents executed or to be executed by it, the performance by each of the Borrower and the Guarantor of its respective ob-ligations under the Finance Documents and the trans-actions contemplated by the Finance Documents:

                   (i) have been duly authorised by all necessary cor-porate action;

                  (ii) do not and will not require any approval or con-sent of any governmental agency or authority;

                 (iii) do not and will not conflict with, result in any violation of, or constitute a default under any provision of the constitutive documents of the



                        Borrower, the Guarantor or any of their Subsid-iaries or any agreement, instrument or document binding upon or applicable to the Borrower or the Guarantor or any of their Subsidiaries or any present law or governmental regulation or court or administrative decree or order ap-plicable to the Borrower, the Guarantor or any of their Subsidiaries;



                                        41


                  (iv) will not, save as provided by the Finance Docu-ments, result in or require the creation or im-position of any Security Interest on any prop-erty of any member of the Group pursuant to the provisions of any agreement, indenture or other instrument or document binding upon or ap-plicable to any member of the Group.

              (c)  VALIDITY OF THE FINANCE DOCUMENTS

                   Each Finance Document will on the due execution and delivery thereof be the legal, valid and binding ob-ligation of the Borrower or the Guarantor, as the case may be, enforceable against the Borrower or the Guarantor in accordance with its terms, subject only to such qualifications as may be contained in the legal opinions delivered under Clause 4.1(a) (Docu-mentary Conditions Precedent).

              (d)  FINANCIAL INFORMATION

                   (i) All balance sheets, statements of income and shareholders' equity, changes in financial posi-tion and other financial information which have been or will be furnished by the Borrower or the Guarantor to the Administrative Agent for any Financial Institution for the purposes of or in connection with this Agreement or any transac-tion contemplated hereby have been or will be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as dis-closed therein) and, as far as the Borrower or the Guarantor is aware, do or will give a true and fair view of the consolidated or consolidat-ing, as appropriate, financial condition of the Group or financial condition of the Borrower, as the case may be, as at the dates thereof and the results of their operations for the periods then ended, including, without limitation, the con-solidated balance sheet at December 31, 1995, the statement of net assets, the statement of operations, the statement of changes in net as-sets and the schedule of investments for the Fiscal Year then ended, of the Group, certified by Price Waterhouse S.A. together with the unau-dited statement of funds from operations for the period from July 7 to December 31, 1995; and

                  (ii) Since December 31, 1995 there has been no mate-rial adverse change in the consolidated finan-cial condition of the Group taken as a whole from that reflected in the consolidated balance sheet as of December 31, 1995.



              (e)  ABSENCE OF DEFAULT

                   No member of the Group is in default in the payment of any Debt in an aggregate amount of more than $10,000,000 (or its equivalent in any other currency) or any other material obligation or under any law or governmental regulation or court or administrative decree or order materially affecting its property or business, or aware of any facts or circumstances which would give rise to any such default.



                                        42


                   (f)  LITIGATION, ETC.

                   No litigation or arbitration or governmental investi-gation or proceeding against any member of the Group or to which any of the properties of any member thereof is subject is pending or, to the knowledge of the Borrower or the Guarantor threatened which, if adversely determined, might materially adversely af-fect the consolidated financial condition or opera-tions of the Group or impair the ability of the Bor-rower or the Guarantor to perform any of its obliga-tions under any Finance Document.

              (g)  NO BURDENSOME AGREEMENT

                   No member of the Group is a party to any agreement or other instrument or document, or subject to any char-ter or other corporate restriction, materially ad-versely affecting its business, properties, assets, operations or condition (financial or otherwise).

              (h)  TAXES

                   Each member of the Group has filed all tax returns and reports required by law to have been filed by them and have paid all taxes and governmental charges thereby shown to be owing, except for taxes being contested in good faith by appropriate proceedings and for which appropriate reserves have been estab-lished in accordance with generally accepted account-ing principles.

              (i)  ERISA

                   No member of the Group has a pension benefit plan subject to Title IV of ERISA. No unpaid or contin-gent liability to the Pension Benefit Guaranty Corpo-ration ("PBGC") has been or is expected to be in-curred, directly or indirectly, by any member of the Group (other than for payment of PBGC premiums in the ordinary course). No event has occurred and there exists no condition or set of circumstances which presents a material risk of the termination or par-tial termination of any plan which could result, di-rectly or indirectly, in a liability on the part of any member of the Group to the PBGC. The Group con-stitutes a venture capital operating company for the purposes of ERISA or is otherwise exempt from ERISA requirements.

              (j)  PARI PASSU

                   The obligations of the Borrower and the Guarantor under the Finance Documents are direct and uncondi-tional obligations and rank in all respects at least



                   pari passu with all other present and future unse-cured and unsubordinated obligations of the Borrower and the Guarantor except to the extent that such ob-ligations are afforded priority under the Security Documents.

              (k)  CONFIDENTIAL INFORMATION MEMORANDUM

                   The information contained in the Confidential Infor-mation Memorandum (as supplemented prior to the date of the Syndication Agreement) was and remains true and accurate in all



                                        43

                   material respects as at its date, the date of this Agreement and the date of the Syndication Agreement and was not incomplete or misleading in any material respect by reason of any omission.

              (l)  NOT AN INVESTMENT COMPANY

                   It is not an "investment company" within the meaning of the Investment Company Act of 1940 of the USA.

         14.2  REPETITION

               The representations and warranties set out in Clause 14.1 shall:

               (a)  be made on the Signing Date; and

               (b) (unless expressed to be given as at or in respect of a particular date) be deemed to be repeated on the date of the Syndication Agreement and (other than Clause 14.1(k)) on the date of delivery of each Re-quest, on each Utilisation Date and on the first day of each Interest Period, with reference to the facts and circumstances then subsisting, as if made at such time.

         15.   COVENANTS

               The covenants in this Clause 15 shall remain in force from the Signing Date for so long as the Commitment is in force or any amount is outstanding under the Finance Documents.

         15.1  FINANCIAL INFORMATION, ETC.

               Each of the Borrower and the Guarantor will furnish, or will cause to be furnished to the Administrative Agent for each Lender and to the Collateral Agent, copies of the following financial statements, reports and informa-tion (all of which shall be computed in Dollars):

               (a) together with the financial statements delivered pursuant to Clauses 15.1(b) and (c) hereof, a Com-pliance Certificate and an updated and revised schedule I to the Master Collateral Agreement;

               (b) within 60 days after the close of each of the first three quarters of each Fiscal Year, consolidated balance sheets of the Borrower and of the Guarantor at the close of such quarter, and the related con-solidated and consolidating statements of income and retained earnings, stockholders' equity and state-ments of changes in financial position of the Bor-rower and of the Guarantor for the period commencing at the end of the previous Fiscal Year and ending



                    with the close of such quarter, certified by a Man-aging Director or Financial Director of each of the Borrower and the Guarantor prepared in accordance with generally accepted accounting principles;

               (c) within 90 days after the close of each Fiscal Year consolidated balance sheets at the close of such Fiscal Year and the related consolidated statements of income and retained



                                        44

               earnings, stockholders' equity and changes in financial position for such Fiscal Year, of the Borrower and of the Group, certified without qualification by Price Water-house S.A. or other independent public accountants of recognised standing selected by the Guarantor and accept-able to the Majority Lenders;

               (d) promptly upon receipt thereof, copies of all de-tailed financial and management reports submitted to the Borrower or the Guarantor by independent public accountants in connection with each annual or in-terim audit made by such accountants of the books of any member of the Group;

               (e) promptly upon the mailing thereof to stockholders generally, any annual report, proxy statement or other communication;

               (f) promptly upon any filing thereof by the Borrower or the Guarantor with the Institute Monetaire Luxem-bourgeoise or the Securities and Exchange Commis-sion, any annual, periodic or special report or reg-istration statement (exclusive of exhibits thereto) or any prospectus generally available to the public;

               (g) promptly from time to time at the reasonable request of the Administrative Agent valuations (appraisals) from the Guarantor's independent valuers approved by the Administrative Agent (acting reasonably) of land, properties under development and operating properties held by the Borrower and the Qualifying Issuers which are Subsidiaries and in the case of other Qualifying Issuers if the Borrower or the Guarantor or the Investment Adviser has such valua-tions;

               (h) if in the Administrative Agent's reasonable opinion the aggregate Market Value of Qualifying Collateral has been adversely affected in a material way for whatever reason, a Borrowing Base Certificate dated and delivered within ten days of a request by the Administrative Agent which Borrowing Base Certifi-cate shall demonstrate compliance with the Borrowing Base based upon the Market Value as defined in Clause 1.1 subject to the following modifications:

                    (1) the closing sale or bid price, as the case may be, of a Qualifying Security quoted by the Pricing Service as of the Business Day im-mediately preceeding the date of the Borrowing Base Certificate shall apply;

                    (2) in all other cases the values or amounts used for the purposes of the most recent Compliance Certificate delivered under Clause 15.1(a) shall apply for those items forming part of the



                         Qualifying Collateral at the date of the Bor-rowing Base Certificate or if the relevant Qualifying Security has been acquired since the date of the most recent Compliance Certificate the value basis set out in sub-paragraph (c) of the definition of Market Value shall be used for such items;

               (i)  promptly from time to time an updated and revised
                    schedule I to the Master Collateral Agreement as the Administrative Agent may reasonably request from time to time; and



                                        45


               (j) promptly from time to time such other information with respect to the Collateral or the financial con-dition and operations of the Group as any Lender may, through the Administrative Agent, from time to time reasonably request.

         15.2  MAINTENANCE OF CORPORATE EXISTENCE

               Except as permitted by Clause 15.13 (Consolidation, Merger, etc.), each of the Borrower and the Guarantor will cause to be done at all times all things necessary to maintain and preserve its corporate existence.

         15.3  PAYMENT OF TAXES, ETC.

               Each of the Borrower and the Guarantor will, and shall cause each of its Subsidiaries to, pay and discharge, as the same may become due and payable, all taxes, govern-mental assessments and other governmental charges or lev-ies on it or on any of its property, as well as claims of any kind which, if unpaid, might become a lien upon any of its properties, provided, however, that the foregoing shall not require any member of the Group to pay any such tax, assessment, charge, levy or lien so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside and maintain, in ac-cordance with generally accepted accounting principles, adequate reserves with respect thereto.

         15.4  INSURANCE

               Each of the Borrower and the Guarantor will, and will cause each other member of the Group to, maintain insur-ance coverage by financially sound and reputable insurers in such forms and amounts, with such deductibles and against such risks, as are customary for corporations en-gaged in the same or a similar business and owning and operating similar properties.

         15.5  NOTICE OF DEFAULT OR LITIGATION

               Each of the Borrower and the Guarantor will as soon as practicable after becoming aware of the same (and in any event within one Business Day of becoming aware of such occurrence) give notice to the Administrative Agent of:

               (a)  the occurrence of any Default;

               (b) any litigation or arbitration or any governmental investigation or proceeding previously not disclosed by it to the Lenders which has been instituted or is threatened against any member of the Group or to which any of the properties of any thereof is or may become subject which, if adversely determined, might



                    materially adversely affect the consolidated finan-cial condition or operations of the Group or impair the ability of the Borrower or the Guarantor to per-form its obligations under any Finance Document; and

               (c) any material adverse development which shall occur in any litigation, arbitration or governmental in-vestigation or proceeding previously disclosed by the Borrower to the Lenders.



                                        46


         15.6  CONDUCT OF BUSINESS

               Each of the Borrower and the Guarantor will, and will cause each Subsidiary to do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its existence and all franchises, rights and privileges necessary for the proper conduct of its business.

         15.7  DIRECT OWNERSHIP OF REAL ESTATE

               No member of the Group will own directly any real prop-erty or interest therein without giving prior notice to the Administrative Agent and agreeing with the Adminis-trative Agent prior to acquiring such property or inter-est a form of mortgage or security interest in respect of such property or interest in form and substance reason-ably satisfactory to the Administrative Agent and grant-ing to the Collateral Agent on behalf of the Lenders a first ranking priority security interest over such prop-erty or interest provided that this covenant shall not apply to a lease by the Borrower or the Guarantor of of-fice premises for its own use for which a full market rent with no premium is to be paid.

         15.8  BOOKS AND RECORDS

               Each of the Borrower and the Guarantor will, and will cause each other member of the Group to, keep all mate-rial books and records reflecting all of its business affairs and transactions in accordance with generally accepted accounting principles and permit any Lender or any of its representatives (provided that such person is accompanied by a representative of the Borrower or the Guarantor), at reasonable times and intervals, to visit all of its offices, discuss its financial matters with its officers and independent accountants (and hereby au-thorises such independent accountants to discuss its fi-nancial matters with the Administrative Agent or any Lender or its representatives) and examine any of its books and other corporate records.

         15.9  VALUE OF ASSETS

               The Borrower and Guarantor will ensure that the value of consolidated gross assets of the Borrower comprise no less than 90 per cent. of the value of consolidated gross assets of the Guarantor computed in accordance with gen-erally accepted accounting principles.

         15.10 SECURITY INTERESTS

               The Borrower and the Guarantor will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Security Interest upon any of its property



               or assets or revenues, whether now owned or hereafter ac-quired, except:

               (a) liens for taxes, assessments or other governmental charges or levies, and liens securing claims or de-mands incurred in the ordinary course of business, provided in each case that:

                    (i) payment thereof is not at the time required by Clause 15.3 (Payment of Taxes); and



                                        47


                   (ii) if required by generally accepted accounting principles, the applicable member of the Group shall have set aside and maintained adequate reserves with respect thereto;

               (b) liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordi-nary course of business or to secure obligations on surety or appeal bonds;

               (c) Security Interests for the benefit of the Lenders under the Security Documents;

               (d) Security Interests over real property or interests therein in existence at the date of acquisition of such property or interest by a Subsidiary which is a US person (and not created in contemplation of such acquisition) and which secures a principal amount no greater than that outstanding at the date of acqui-sition together with any items capitalized in ac-cordance with generally accepted accounting prin-ciples; and

               (e) any other Security Interest to which the Majority Lenders have granted their prior written consent.

         15.11 FINANCIAL CONDITION

               (a) The Borrower will not incur any liabilities other than:

                    (i)  indebtedness under the Finance Documents;

                    (ii) indebtedness owed to the Guarantor which is
                         fully subordinated to the Borrower's indebted-ness under the Finance Documents in form and substance reasonably satisfactory to the Major-ity Lenders; and

                    (iii) other liabilities arising in respect of short-term (meaning 90 days or less) ac-counts payable not to exceed $15,000,000 or its equivalent in aggregate at any time.

               (b) The Borrower will ensure that at all times an ag-gregate amount of $10,000,000 will:

                    (i) remain undrawn under this Agreement but avail-able for borrowing hereunder;



                   (ii) be held by the Collateral Agent as Collateral in freely marketable securities; or

                  (iii) be held by the Borrower in the form of Cash Equivalent Investments.

               (c)  The Guarantor will:

                    (i) (other than obligations under the Finance Docu-ments and any liabilities arising under the in-demnity, referred to at Section 30(b) of the Master Collateral Agreement, given by the Guar-antor in favour of Banque Internationale a



                                        48

                         Luxembourg) not incur any indebtedness for bor-rowed money or prepay any principal of or make any payment of interest on or guarantee or in-demnify any person in respect of, any such in-debtedness unless the obligations in respect of such indebtedness, guarantee or indemnity is fully subordinated to the Guarantor's obliga-tions under the Finance Documents in form and substance reasonably satisfactory to the Major-ity Lenders;

                   (ii) ensure that its Net Worth, calculated on a con-solidated basis, exceeds $250,000,000 at all times;

                  (iii) procure that all relevant times, calculated on a consolidated basis:

                         (A) its Debt to Net Worth Ratio is not less
                             than 1:1

                         (B) its Interest Coverage Ratio is not less
                             than 2:1

                         (C) its Debt Service Coverage Ratio is not less
                             than 1.4:1.

         15.12 DIVIDENDS, STOCK PURCHASES

               (a) The Borrower will not declare or pay any dividends or
                   make any other distribution, either in cash or prop-erty, on any shares of its capital stock of any class which exceed 50 per cent. of its consolidated net income plus depreciation but after deduction of taxes for each Fiscal Year all as computed in accordance with generally accepted accounting principles;

               (b) Neither the Borrower nor the Guarantor will:

                   (i) directly or indirectly, or through any Subsid-iary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock; or

                  (ii) pay any dividend or make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capi-tal stock or otherwise, other than in respect of normal operating expenses (including advisory fees), at any time when a Default or a Collateral Shortfall has occurred and is continuing or would result therefrom.



         15.13 CONSOLIDATION, MERGER, ETC.

               Neither the Borrower nor the Guarantor nor any of their respective Subsidiaries or Affiliates will consolidate with or merge into or with any other corporation or sell, transfer, lease or otherwise dispose of all or any sub-stantial part of its assets to any person, except the merger, consolidation or liquidation of any Subsidiary into or with any other member of the Group.



                                        49


         15.14 PLANS

               No Borrower will, and the Borrower will not permit any ERISA Affiliate to, establish, or incur or suffer to ex-ist any obligations with respect to, any employee pension benefit plan maintained for the employees of the Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

         15.15 INCONSISTENT AGREEMENTS

               Neither the Borrower nor the Guarantor will, and will not permit any other member of the Group to, enter into any agreement containing any provision which would be vio-lated or breached by any borrowing by the Borrower made under this Agreement or by the performance by the Bor-rower or the Guarantor of its obligations under the Fi-nance Documents.

         15.16 ERISA AND COMPLIANCE WITH REQUIREMENTS OF LAW

               The Borrower and the Guarantor will, and will cause each Subsidiary to, comply in all respects with all Require-ments of Law, the non-compliance with which could have a material adverse effect on the business operations, fi-nancial condition or properties of the Borrower, the Guarantor or any Subsidiary or on the ability of the Bor-rower to perform its obligations under this Agreement. Neither the Borrower nor the Guarantor will permit any of their respective assets to become or be deemed to be "plan assets" within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder, of any ERISA Plan or any non-ERISA plan.

         16.   DEFAULT

         16.1  Events of Default

               Each of the events set out in Clauses 16.2 (Non-Payment) to 16.16 (Investment Adviser) (inclusive) is an Event of Default (whether or not caused by any reason whatsoever outside the control of the Borrower, the Guarantor or any other person).

         16.2  NON-PAYMENT

               The Borrower or the Guarantor does not pay:-

               (a) any principal amount payable by it under the Finance Documents within two days of the due date therefor;

               (b) interest or any fee or any other amount payable by it under the Finance Documents within five days of the due date therefor,



               at the place at which, and in the currency in which, it is expressed to be payable.

         16.3  BREACH OF OTHER OBLIGATIONS

               The Borrower or the Guarantor, as the case may be, does not comply with:



                                        50


               (a) Clause 8.3 (Mandatory Prepayment/Provision of Col-lateral), Clause 8.4 (Borrowing Base Violations), Clause 15.5(a) (Notification of a Default) or Clause
                    15.10 (Security Interests);

               (b) any provision of Clause 15.1(a) (Compliance Certifi-cates) or (h) (Borrowing Base Certificates) or Clause 15.1(i) (other financial information) within 10 days of the Administrative Agent providing writ-ten notice to the Borrower and the Guarantor (as appropriate) of the failure;

               (c) any provision of Clause 15.1(b) to (g) (financial statements and appraisals) or Clause 15.3 (Payment of Taxes etc.) within 60 days of the Administrative Agent providing written notice to the Borrower and the Guarantor (as appropriate) of the failure;

               (d) any other provision of the Finance Documents and the failure to comply (if it is capable of remedy) is not remedied within 30 days of the Administrative Agent providing written notice to the Borrower or the Guarantor (as appropriate) of the failure.

         16.4  MISREPRESENTATION

               A representation, warranty or statement made or repeated in or in connection with any Finance Document or in any document delivered by or on behalf of the Borrower or the Guarantor under or in connection with any Finance Docu-ment is incorrect in any material respect when made or deemed to be made or repeated.

         16.5  CROSS-DEFAULT

               (a) Any Debt of the Guarantor, the Borrower or any of their respective Subsidiaries in an aggregate amount of at least $10,000,000 or its equivalent in any other currencies is not paid when due or within any applicable grace period; or

               (b) any Debt of the Guarantor, the Borrower or any of their respective Subsidiaries in an aggregate amount of at least $10,000,000 or its equivalent in any other currencies becomes, or becomes capable of be-ing declared, prematurely due and payable, in each case as a result of an event of default (howsoever described) under the document relating to that in-debtedness.

         16.6  INSOLVENCY

               (a) The Borrower or the Guarantor or any of their re-spective Subsidiaries is, or is deemed for the pur-poses of any law to be, unable to pay its debts as



                    they fall due or is, or is deemed to be, insolvent, or admits inability to pay its debts as they fall due; or

               (b) the Borrower or the Guarantor or any of their re-spective Subsidiaries suspends making payments on all or any class of its debts or announces an inten-tion to do so, or a moratorium is declared in re-spect of any of its indebtedness.



                                        51


         16.7  INSOLVENCY PROCEEDINGS

               Otherwise than in connection with a voluntary amalgam-ation or reconstruction on a solvent basis permitted un-der Clause 15.13 (Consolidation, Merger, etc.):-

               (a) any step (including petition, proposal or convening a meeting) is taken by the Borrower or the Guarantor or any of their respective Subsidiaries in any rel-evant jurisdiction with a view to a composition, assignment or arrangement with its creditors gener-ally (or any class of them); or

               (b) a members' or board meeting of the Borrower or the Guarantor or any of their respective Subsidiaries is convened for the purpose of considering any resolu-tion for (or to petition for) its winding-up or its administration or any such resolution is passed; or

               (c) any person presents a petition for the winding-up or for the administration of the Borrower or the Guar-antor or of their respective Subsidiaries in any relevant jurisdiction and the relevant petition or action is not dismissed, withdrawn or otherwise dis-continued within 30 days; or

               (d) any order for the winding-up or administration of the Borrower or the Guarantor or any of their re-spective Subsidiaries is made in any relevant juris-diction;

               (e) any other step (including petition, proposal or con-vening a meeting) is taken in any relevant jurisdic-tion with a view to the rehabilitation, administra-tion, custodianship, liquidation, winding-up or dis-solution of the Borrower or the Guarantor or any of their respective Subsidiaries or any other insol-vency proceedings involving the Borrower or the Guarantor or any of their respective Subsidiaries and the relevant petition, action or procedure is not dismissed, withdrawn or otherwise discontinued within 60 days; or

               (f) the Borrower or the Guarantor or any of their re-spective Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the U.S. Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE") or, in the case of a Subsidiary, under any equivalent bankruptcy law;

               (g) an involuntary case is commenced against the Bor-rower or the Guarantor or any of their respective Subsidiaries or any of its respective Subsidiaries, and the petition is not controverted within 20 days,



                    or is not dismissed within 30 days, after commence-ment of the case;

               (h) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substan-tially all of the assets of the Borrower or the Guarantor or any of their respective Subsidiaries, or the Borrower, the Guarantor or any of their re-spective Subsidiaries commences any other proceeding under any reorganisation, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower, the Guarantor or any of their respective Subsidiaries, or there is commenced against the Bor-rower, the Guarantor or any of their respective Sub-sidiaries any such proceeding which remains



                                        52

               unstayed or undismissed for a period of 30 days, or the Borrower, the Guarantor or any of their respective Sub-sidiaries is adjudicated insolvent or bankrupt;

               (i) any order of relief or other order approving any such case or proceeding is entered;

               (j) the Borrower, the Guarantor or any of their respec-tive Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 30 days;

               (k) the Borrower, the Guarantor or any of their respec-tive Subsidiaries makes a general assignment for the benefit of creditors; or

               (l) any corporate action is taken by the Borrower, the Guarantor or any of their respective Subsidiaries for the purpose of effecting any of the foregoing.

         16.8  APPOINTMENT OF RECEIVERS AND MANAGERS

               (a) Any liquidator, trustee in bankruptcy, judicial cus-todian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in any place in respect of the Borrower or the Guaran-tor or any of their respective Subsidiaries or any material part of the respective assets of any of the foregoing; or

               (b) the directors of the Borrower or the Guarantor or any of their respective Subsidiaries request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like in respect of the Borrower, the Guarantor or any of their respective Subsidiaries or any substantial part of its or their assets; or

               (c) any person enforces any Security Interest over any of the Collateral or any other material part of the assets of the Borrower or the Guarantor or any of their respective Subsidiaries and (except in rela-tion to the Collateral) the relevant proceedings are not dismissed, withdrawn or otherwise discontinued within 60 days.

         16.9  LEGAL PROCESS

               (a) Any judgment or order is made against any member of the Group (not paid or fully covered by insurance) of US$10,000,000 or more which is not stayed or dis-charged or bonded pending appeal within 30 days or (where payment may be lawfully withheld pending the outcome of such proceedings) is not being contested



                    in good faith by the relevant party by appropriate proceedings within 30 days; or

               (b) any attachment, sequestration, distress or execution or lien in favour of any governmental or regulatory authority affects any material asset of the Guaran-tor, the Borrower or any of their respective Subsid-iaries and is not discharged within 30 days.



                                        53

         16.10 UNLAWFULNESS

               It is or it becomes unlawful for the Guarantor or the Borrower to perform any of its obligations under the Fi-nance Documents.

         16.11 GUARANTEE

               The guarantee by the Guarantor hereunder is not effective or enforceable or is alleged by the Guarantor to be inef-fective or unenforceable for any reason.

         16.12 SECURITY

               (a) Any Security Document is not effective or enforce-able in whole or in part or is alleged by the Bor-rower or the Guarantor to be ineffective or unen-forceable in whole or in part for any reason; or

               (b) proceedings are brought by any person alleging any Security Document to be ineffective or unenforceable in whole or in part for any reason and:

                    (i) such proceedings are not discontinued, dis-missed or withdrawn within 30 days; or

                    (ii) the Borrower or the Guarantor does not within 30 days demonstrate to the satisfac-tion of the Collateral Agent (acting on the instructions of the Majority Lenders) that such proceedings are frivolous or vexatious or have no reasonable prospect of success and in any such case are being contested by the Borrower or the Guarantor in good faith by appropriate proceedings.

         16.13 LOSS OF AUTHORISATIONS

               Any authorisation material to the business of the Bor-rower or the Guarantor is suspended, revoked or lapses and is not renewed.

         16.14 CHANGE OF CONTROL

               (a) The Investment Adviser ceases to be directly or in-directly a Subsidiary of SCG;

               (b) SCG fails to own beneficially directly or indirectly at least 20 per cent. of the voting share capital of the Guarantor;

               (c) the Guarantor fails to own beneficially directly or indirectly at least 95 per cent. of the voting share capital of the Borrower;



               (d) any person or persons acting in concert (other than SCG) owns more than 10 per cent. of shares of the Guarantor and continues to do so for more than 30 days after notice thereof has been given by the Ad-ministrative Agent to the Guarantor or such longer period as may be reasonably necessary for the Guar-antor to exercise promptly and in good faith its rights with respect to any excess shares under the Guarantor's Articles of Incorporation.



                                        54


         16.15 PARI PASSU

               The obligations of the Borrower and the Guarantor under the Finance Documents shall not constitute direct and un-conditional obligations or shall not rank in all respects at least pari passu with all other present and future un-secured and unsubordinated obligations of the Borrower or the Guarantor as the case may be.

         16.16 INVESTMENT ADVISER

               Any Event of Default specified in Clause 16.6 (Insol-vency), 16.7 (Insolvency Proceedings) or 16.8 (Appoint-ment of Receivers and Managers) shall occur in relation to the Investment Adviser and there shall not be ap-pointed within 15 days following such Event of Default a substitute Investment Adviser reasonably acceptable to the Majority Lenders.

         16.17 ACCELERATION

               On and at any time after the occurrence of an Event of Default and whilst such Event of Default is continuing the Administrative Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower or the Collateral Agent (as the case may require):-

               (a)  cancel the Total Commitments; and/or

               (b) demand that all the Advances, together with accrued interest and all other amounts accrued under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable;

               (c) demand that all the Advances, together with accrued interest and all other amounts accrued under this Agreement, be payable on demand, whereupon they shall immediately become payable on demand by the Administrative Agent; and/or

               (d) request and direct the Collateral Agent to take all steps necessary or advisable to protect and enforce Security Interests pursuant to the Master Collateral Agreement, and the Collateral Agent shall act ac-cordingly.

         17.   ACCOUNTS AS EVIDENCE

               Accounts maintained by a Lender in connection with this Agreement shall constitute prima facie evidence of sums owing to the Lender.



         18.   THE AGENTS AND THE ARRANGER

         18.1  APPOINTMENT AND DUTIES OF THE AGENTS

               (a) Each Financial Institution (other than the Adminis-trative Agent) irrevocably appoints the Administra-tive Agent to act as its agent under and in connec-tion with the Finance Documents.



                                        55


               (b) Each Financial Institution (other than the Col-lateral Agent) irrevocably appoints the Collateral Agent to act as its agent in connection with the Finance Documents.

               (c) Each Contracting Party appointing an Agent ir-revocably authorises that Agent on its behalf to perform the duties and to exercise the rights, pow-ers and discretions that are specifically delegated to it under or in connection with the Finance Docu-ments, together with any other incidental rights, powers and discretions. Each Financial Institution irrevocably appoints each Agent to enter into the Finance Documents on its behalf.

               (d) An Agent shall have only those duties which are ex-pressly specified in the relevant Finance Documents. Those duties are solely of a mechanical and adminis-trative nature.

         18.2  ROLE OF THE ARRANGER

               Except as otherwise provided in this Agreement, the Ar-ranger has no obligations of any kind to any other Con-tracting Party under or in connection with any Finance Document.

         18.3  RELATIONSHIP

               The relationship between an Agent and the Contracting Parties which have appointed it as Agent is that of agent and principal only. Except in relation to the Security Documents, nothing in this Agreement constitutes an Agent as trustee or fiduciary for any other Contracting Party or any other person and as between the Agents and the other Financial Institutions no Agent need hold in trust any moneys paid to it for a Contracting Party or be li-able to account for interest on those moneys.

         18.4  MAJORITY LENDERS' DIRECTIONS

               As against the Financial Institutions, each Agent will be fully protected if it acts in accordance with the in-structions of the Majority Lenders in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders will be binding on all the Lenders. In the absence of such in-structions, an Agent may, as between itself and the other Financial Institutions, act as it considers to be in the best interests of all the Lenders.



         18.5  DELEGATION

               Each Agent may act under the Finance Documents through its personnel and agents and except as specifically pro-vided in the Finance Documents, it is not responsible for the acts and omissions of such agents (other than employ-ees) who are selected by it with reasonable care. The Collateral Agent may appoint State Street Bank and Trust Company to act as custodian in respect of the Collateral and neither it nor the Administrative Agent shall be re-sponsible for the acts and omissions of such custodian.

         18.6  RESPONSIBILITY FOR DOCUMENTATION

               Neither of the Agents or the Arranger is responsible to any other Contracting Party for:-



                                        56


               (a) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

               (b) the sufficiency of the Security Interests created under the Security Documents in respect of any Col-lateral;

               (c)  any error or omission in any legal opinion;

               (d) the collectability of amounts payable under any Fi-nance Document; or

               (e) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

         18.7  DEFAULT

               (a) Neither Agent is obliged to monitor or enquire as to whether or not a Default has occurred. Neither Agent will be deemed to have knowledge of the occur-rence of a Default. However, if an Agent receives notice from a Contracting Party referring to this Agreement, describing the Default and stating that the event is a Default, or otherwise has actual knowledge of an Event of Default, it shall promptly notify the Lenders and the Borrower.

               (b) An Agent may require the receipt of security satis-factory to it whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or ac-tion arising out of or in connection with any Fi-nance Document on behalf of the Financial Institu-tions before it commences those proceedings or takes that action.

         18.8  EXONERATION

               (a) Without limiting paragraph (b) below, neither Agent will be liable to any other Contracting Party for any action taken or not taken by it under or in con-nection with any Finance Document, unless directly caused by that Agent's gross negligence or wilful misconduct.

               (b) No Contracting Party may take any proceedings against any officer, employee or agent of an Agent in respect of any claim it might have against that Agent or in respect of any act or omission of any kind (including gross negligence or wilful miscon-duct) by that officer, employee or agent in relation to any Finance Document.



         18.9  RELIANCE

               Each Agent may:-

               (a) rely on any notice or document reasonably believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper per-son;



                                        57


               (b) rely on any statement made by a director or employee of any person regarding any matters which may rea-sonably be assumed to be within his knowledge or within his power to verify; and

               (c) engage and rely on legal or other professional ad-visers selected by it (including those in the Agent's employment and those representing a Con-tracting Party other than that Agent).

         18.10 CREDIT APPROVAL AND APPRAISAL

               Without affecting the responsibility of the Borrower and the Guarantor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:-

               (a) has made its own independent investigation and as-sessment of the financial condition and affairs of the Borrower, the Guarantor and their related enti-ties in connection with its participation in this Agreement and has not relied on any information pro-vided to it by any Agent or Joint Arranger in con-nection with any Finance Document; and

               (b) will continue to make its own independent appraisal of the creditworthiness of the Borrower, the Guaran-tor and their related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

         18.11 INFORMATION

               (a) Each Agent shall promptly forward to the person con-cerned the original or a copy of any document which is delivered to that Agent by a Contracting Party for that person.

               (b) The Administrative Agent shall promptly supply a Lender with a copy of each document received by the Administrative Agent under Clause 4 (Conditions Pre-cedent) upon the request and at the expense of that Lender.

               (c) Except where this Agreement specifically provides otherwise, neither Agent is obliged to review or check the accuracy or completeness of any document it forwards to another Contracting Party.

               (d) Except as provided above, neither Agent has any duty:-

                   (i) either initially or on a continuing basis to provide any Lender with any credit or other in-formation concerning the financial condition or



                        affairs of the Borrower, the Guarantor or any related entity of the Borrower or the Guarantor whether coming into the possession of that Agent or that of any of its related entities before, on or after the date of this Agreement; or

                  (ii) unless specifically requested to do so by a Lender in accordance with this Agreement, to request any certificates or other documents from the Borrower or the Guarantor.

         18.12 THE AGENTS AND THE ARRANGER INDIVIDUALLY



                                        58


               (a) If it is also a Lender, each of the Agents and the Arranger has the same rights and powers under this Agreement as any other Lender and may exercise those rights and powers as though it were not an Agent or an Arranger.

               (b)  Each of the Agents and the Arranger may:-

                   (i) carry on any business with the Borrower, the Guarantor or their related entities;

                  (ii) act as agent or trustee for, or in relation to any financing involving, the Borrower, the Guar-antor or their related entities; and

                 (iii) retain any profits or remuneration in connection with its activities under the Finance Documents or in relation to any of the foregoing.

               (c) In acting as an Agent, the agency division of each Agent will be treated as a separate entity from its other divisions and departments. Any information acquired by an Agent otherwise than in its capacity as an Agent may be treated as confidential by that Agent and will not be deemed to be information pos-sessed by that Agent in its capacity as such.

         18.13 INDEMNITIES

               (a) Without limiting the liability of the Borrower and the Guarantor under the Finance Documents, each Lender shall forthwith on demand indemnify each Agent, for that Lender's pro rata share of any li-ability or loss incurred by such Agent in any way relating to or arising out of its acting as the Ad-ministrative Agent or the Collateral Agent (as the case may be), except to the extent that the li-ability or loss arises directly from the relevant Agent's negligence or wilful misconduct.

               (b) The Borrower shall forthwith on demand reimburse each Lender for any payment made by it under para-graph (a) above.

         18.14 COMPLIANCE

               (a) An Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.



               (b) Without limiting paragraph (a) above, neither Agent need disclose any information relating to the Bor-rower, the Guarantor or any of their related enti-ties if the disclosure might, in the opinion of that Agent, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be oth-erwise actionable at the suit of any person.

         18.15 RESIGNATION OF AGENTS

               (a) Notwithstanding its irrevocable appointment, both Agents (but not one Agent only) may resign by giving not less than 60 days' notice to the Lenders and the Borrower,



                                        59

               in which case each Agent concerned may forthwith appoint one of its Affiliates as successor Agent or, failing that, the Majority Lenders may identify a proposed suc-cessor Agent and notify the Borrower of the identity of such person. Such person shall, with the consent of the Borrower, be appointed as the successor Agent. If the Borrower withholds its consent to the appointment of any successor Agent it shall, within 30 days of receiving notice of the identity of the proposed appointee of the Majority Lenders, identify one or more other persons who are willing to act as the relevant Agent and whom the Majority Lenders shall (subject to paragraph (ii) below) thereafter appoint as the relevant Agent, provided that:

                   (i) if the Borrower does not during such 30 day pe-riod identify any such persons, the person iden-tified by the Majority Lenders shall at the end of such period be appointed as the successor Agent; and

                  (ii) if the Majority Lenders do not consent to the person (or any of the persons) identified by the Borrower (such consent not to be unreasonably withheld) the person initially identified by the Majority Lenders shall be appointed as the rel-evant Agent.

               (b) If the appointment of a successor Agent is to be made by the Majority Lenders but they have not, within 45 days after notice of resignation, ap-pointed a successor Agent which accepts the appoint-ment, the retiring Agent may appoint a successor Agent.

               (c) The resignation of the retiring Agent and the ap-pointment of any successor Agent will both become effective only upon the successor Agent notifying all the Parties that it accepts the appointment and (in the case of a successor Collateral Agent) the transfer of the benefit of the Security Documents to the new Collateral Agent as agent and trustee for the Financial Institutions. On giving the notifica-tion, the successor Agent will succeed to the posi-tion of the retiring Agent and the term "ADMINISTRA-TIVE AGENT" or "COLLATERAL AGENT", as appropriate, will mean the successor Agent.

               (d) A retiring Agent shall, at its own cost, make avail-able to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as the relevant Agent under this Agreement.



               (e) Upon its resignation becoming effective, this Clause 18 (The Agents and the Arranger) shall con-tinue to benefit the retiring Agent in respect of any action taken or not taken by it under or in con-nection with the Finance Documents while it was an Agent, and, subject to paragraph (d) above, it shall have no further obligation in its capacity as such Agent under any Finance Document.

               (f) The resignation of an Agent is subject to the suc-cessor Agent becoming a party to the Master Col-lateral Agreement and the other Security Documents to which the retiring Agent is a party as a Finan-cial Institution.

         18.16 LENDERS



                                        60

               Each Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s), until it has received notice from the Lender to the effect that it is no longer entitled to payments and/or is no longer acting through its specified Facility Office not less than 5 Business Days prior to the relevant payment.

         18.17 INFORMATION BETWEEN AGENTS

               (a) Each Agent shall promptly notify the other Agent of receipt by it of any Request or repayment of any Ad-vance.

               (b) Each Agent shall notify the other Agent, promptly on request, of any relevant information concerning a Utilisation which that Agent requires in order to enable it to perform its obligations under this Agreement.

         18.18 THE AGENTS AS TRUSTEE

               (a) Each of the Agents in its capacity as trustee or otherwise in respect of the Collateral and the Secu-rity Documents is not liable for any failure, omis-sion or defect in perfecting the security consti-tuted by any Security Document, including failure to
                    (i) register the same in accordance with the provi-sions of any of the documents of title of the Bor-rower to any of the property thereby charged, (ii) effect or procure registration of or otherwise pro-tect or perfect any Security Document or any Secu-rity Interest created by a Security Document under any registration laws or requirements in any juris-diction or (iii) take any other steps to perfect the Security Interests intended to be created under the Security Documents in respect of any of the Col-lateral, except (in each case) as specifically pro-vided otherwise in the Security Documents.

               (b) Each of the Agents in its capacity as trustee or otherwise in respect of the Security Documents and the Collateral may accept without enquiry such title as the Borrower may have to the Collateral.

               (c) As between itself and the other Financial Institu-tions, each of the Agents in its capacity as trustee or otherwise in respect of the Security Documents is not under any obligations to hold any title deed, Security Document or any other document in connec-tion with the Collateral in its own possession or to take any steps to protect or preserve the same. The Collateral Agent will use all reasonable care to ensure the safe custody of all such title documents, Security Documents and other documents which are in its possession but will not, as between itself and



                    the other Financial Institutions, be liable for the damage or destruction of any such documents save where caused by the gross negligence of the Col-lateral Agent or any of its employees, servants or agents.

               (d) Save as otherwise provided in the Security Docu-ments, all moneys which under the trusts therein contained are received by either Agent in its capac-ity as trustee or otherwise may be invested in the name of or under the control of such Agent in any investment for the time being authorised by English or New York law for the investment by trustees of trust money or in any other investments which may be selected by such Agent. Additionally, save as oth-erwise provided in the Security Documents, the same may be placed on deposit



                                        61



                    in the name of or under the control of such Agent at such bank or institution (including such Agent or one of its Affiliates) and upon such terms as such Agent may think fit.

         19.   FEES

         19.1  COMMITMENT FEE

               (a) The Borrower shall pay to the Administrative Agent for the account of each Lender a commitment fee in Dollars on the undrawn, uncancelled amount of that Lender's Commitment during the period from the Sign-ing Date up to and including the Final Maturity Date for that Lender. Such fee shall be computed at the rate of 0.25 per cent. per annum where the aggregate undrawn, uncancelled Commitments of all of the Lend-ers (taken as a whole) is equal to or less than $100,000,000 and at the rate of 0.375 per cent for any amount in excess of $100,000,000.

               (b) Accrued commitment fee shall be payable quarterly in arrears from the Signing Date and on the Final Matu-rity Date and shall be calculated to and including the last day of the immediately preceding month. Accrued commitment fee shall also be payable to the Administrative Agent for the account of the relevant Lender(s) on the cancelled amount of any Commitment at the time the cancellation comes into effect.

         19.2  ACCRUAL

               The commitment fee referred to in Clause 19.1 (Commitment fee) shall accrue from day to day and be calculated on the basis of a year of 360 days and for the actual number of days elapsed.

         19.3  ARRANGEMENT FEE

               The Borrower shall pay to the Administrative Agent for the account of the Arranger on the Signing Date an ar-rangement fee and an underwriting fee in the amounts agreed between the Administrative Agent and the Borrower in a letter dated the Signing Date. The underwriting fee shall be distributed to the Lenders in the proportions agreed between the Arranger and the Lenders prior to the Signing Date.

         19.4  ADMINISTRATIVE AGENT'S FEE

               The Borrower shall pay to the Administrative Agent for its own account an annual agency fee of the amount agreed between the Administrative Agent and the Borrower in the letter referred to in Clause 19.3. The Administrative



               Agent's fee shall be payable quarterly in arrears for so long as any amount is or may be outstanding under the Fi-nance Documents or any Commitment is in force.



                                        62



         19.5  COLLATERAL AGENT'S FEE

               The Borrower shall pay to the Collateral Agent for its own account an annual agency fee of the amount agreed between the Collateral Agent and the Borrower. The Col-lateral Agent's fee shall be payable quarterly in arrears for so long as any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

         19.6  EXTENSION FEE

               If the Borrower requests and Lenders holding at least 80 per cent. of Total Outstandings agree to extend the Final Maturity Date of the Facility in accordance with Clause
               2.4 (Extension of Final Maturity Dates), the Borrower shall in respect of such extension pay to the Administra-tive Agent for the account of each such Lender an exten-sion fee in Dollars computed at the rate of 0.15 per cent. of the amount of its Commitment as will be in ef-fect immediately following the then latest Final Maturity Date. Such extension fee shall be payable within ten Business Days of the date of notification by the Adminis-trative Agent that the Final Maturity Date is extended and no extension of the Final Maturity Date shall be ef-fective until such extension fee has been paid by the Borrower.

         19.7  CONVERSION FEE

               If the Borrower exercises the Term-out Option in ac-cordance with Clause 2.5 (Term-out Option) the Borrower shall pay to the Administrative Agent for the account of the Lenders a conversion fee in Dollars computed at the rate of 0.20 per cent. of Total Outstandings on the first day of the Term-out Period payable on such day and 0.10 per cent. of Total Outstandings on the first anniversary thereof payable on such day.

         19.8  VAT

               Any fee referred to in this Clause 19 (Fees) is exclusive of any value added tax or any similar tax chargeable in connection with that fee. If any value added tax or similar tax is so chargeable, it shall be paid by the Borrower at the same time as it pays the relevant fee.

         20.   EXPENSES

         20.1  FACILITY EXPENSES

               The Borrower shall reimburse the Administrative Agent or the Joint Arrangers, as appropriate on demand for the reasonable charges and expenses (together with value



               added tax or any similar tax thereon and including, with-out limitation, the reasonable fees and expenses of legal advisers) incurred by the Administrative Agent or the Joint Arrangers, as the case may be, in connection with:

               (a)  the Syndication;

               (b) the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Facility Agreement;



                                        63



               (c)  any other Finance Document; and

               (d) all supplements, waivers and variations in relation to the Finance Documents and any other documents re-ferred to therein.

         20.2  ENFORCEMENT EXPENSES

               The Borrower shall reimburse each of the Agents on demand for the charges and expenses (together with value added tax or any similar tax thereon and including, without limitation, the fees and expenses of legal advisers) properly incurred by either of them in connection with the enforcement of, or the preservation of any rights under, any of the Finance Documents.

         21.   STAMP DUTIES

               The Borrower shall pay, and on demand indemnify, each of the Agents against any and all stamp, registration and similar Taxes which may be payable in connection with the entry into or performance of any of the Finance Documents including the Syndication Agreement (other than any Sub-stitution Certificate or any other document transferring an interest pursuant to Clause 24.3) or the enforcement of any of the Finance Documents.

         22.   AMENDMENTS, WAIVERS, REMEDIES CUMULATIVE

         22.1  AMENDMENTS

               (a) Subject to paragraph (b) below, if authorised by the Majority Lenders, the Administrative Agent or the Collateral Agent, as the case may be, may, on behalf of the Lenders, grant waivers or consents or (with the prior consent of the Borrower) vary the terms of the provisions of any Finance Document, unless the express provisions of the relevant Finance Document provide that the same can only be granted or ef-fected by another authority.

               (b) Nothing in paragraph (a) above shall authorise ex-cept with the prior consent of all the Lenders:

                    (A) subject to Clause 2.4 (Extension of the Final Maturity Date), the extension of any Commitment Period or Final Maturity Date; or

                    (B) any variation of the definition of "BORROWING BASE", "MAJORITY LENDERS" or "QUALIFYING IS-SUER" in Clause 1.1 (Terms defined); or

                    (C) any change in any rate at which interest is payable under any of the Finance Documents; or



                    (D) any extension of the date for, or alteration in the amount or currency of, any payment of prin-cipal, interest, fee, commission or any other amount payable under any of the Finance Docu-ments; or



                                        64



                    (E)  any increase in any Lender's Commitment; or

                    (F) any variation of Clause 27 (Pro Rata Sharing) or this Clause 22.1; or

                    (G) any variation or amendment to any provision of the Finance Documents requiring the unanimous consent of the Lenders which would result in the removal of such requirement; or

                    (H) any release of the guarantee contained in Clause 13 (Guarantee); or

                    (I)  any variation of Clause 15.11(c) (Financial
                         Condition); or

                    (J) save as otherwise provided in any Finance Docu-ment, any release of Collateral.

         22.2  WAIVERS

               No failure to exercise and no delay in exercising, on the part of any Contracting Party, any right, power or privi-lege under any Finance Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No waiver by any Contracting Party shall be effective unless it is in writing and signed by the waiving party.

         22.3  REMEDIES CUMULATIVE

               The rights and remedies of each Contracting Party pro-vided in the Finance Documents are cumulative and not exclusive of any rights or remedies provided by law.

         23.   NOTICES

         23.1  ADDRESS

               (a) Except as otherwise stated in this Agreement, all notices or other communications under this Agreement to any Contracting Party shall be made by letter or facsimile and shall be deemed to be duly given or made when delivered (in the case of a letter or when received (in the case of facsimile) to or by the Contracting Party addressed to it at its address, telex number or facsimile number:

                    (i) notified to the Administrative Agent prior to the Signing Date; or



                   (ii) in the case of a Contracting Party which be-comes a Contracting Party after the Signing Date, notified to the Administrative Agent be-fore or at the time it becomes a Contracting Party;

                  (iii) in the case of the Administrative Agent, at its address, telex number of facsimile number set out in paragraph (b) below; or



                                        65



                   (iv) in the case of the Collateral Agent, at its ad-dress, telex number or facsimile number set out in paragraph (c) below; or

                    (v) in the case of the Borrower, at the Borrower's address, telex number or facsimile number set out in paragraph (d) below; or

                   (vi)  in the case of the Guarantor, at the
                         Guarantor's address, telex number or facsimile number set out in paragraph (e) below; or

                  (vii) as the Contracting Party may, after the Signing Date, specify to the Administrative Agent for such purpose by not less than five Business Days' notice; or

                 (viii) in the case of the Administrative Agent or the Collateral Agent, as the Administrative Agent or the Collateral Agent may specify to the other Contracting Parties, for such purpose by not less than five Business Days' notice.

               (b) The Administrative Agent's address, telex number and facsimile number for notices as at the Signing Date is:

                    Commerzbank International S.A.
                    11, rue Notre Dame
                    2240 Luxembourg
                    Grand Duchy of Luxembourg

                    For the attention of the Loan Department

                    Telephone No.:  477911-1
                    Telex No.:      1293 cbklu lu
                    Fax No.:        477911-419

                    with a copy to



                    Commerzbank Aktiengesellschaft
                    New York Branch
                    2 World Financial Center
                    New York, N.Y. 10281-1050
                    USA

                    For the attention of the Real Estate Department

                    Fax No.:  212 266-7530

               (c) The Collateral Agent's address, telex number and facsimile number for notices as at the Signing Date is:

                    Commerzbank Aktiengesellschaft
                    New York Branch



                                        66



                    2 World Financial Center
                    New York, N.Y. 10281-1050
                    USA

                    For the attention of the Real Estate Department

                    Fax No.:  212 266-7530

               (d) The Borrower's address, telex number and facsimile number for notices as at the Signing Date is:

                    69, Route D'Esch
                    L-1470 Luxembourg
                    Telex:  3636BIL
                    Fax:  352 7590 335

                    For the attention of Paul Szurek

                    with a copy to

                    Security Capital UK Management Limited
                    162 Queen Victoria Street
                    London EC4V 4DB

                    Fax No.: 0171 332 2915


               (e) The Guarantor's address, telex number and facsimile number for notices as at the Signing Date is:

                    69, Route D'Esch
                    L-1470 Luxembourg
                    Telex:  3636BIL
                    Fax:    352 7590 335

                    For the attention of Paul Szurek

         23.2  NON-WORKING DAYS

               A notice or other communication received on a non-working day or after business hours in the place of receipt shall be deemed to be served on the next following working day in that place.

         24.   ALTERATIONS TO THE CONTRACTING PARTIES

         24.1  SUCCESSORS



                                        67



               This Agreement shall be binding upon and inure to the benefit of each of the Contracting Parties and their re-spective successors and permitted assigns.

         24.2  ASSIGNMENTS AND TRANSFERS BY BORROWER OR GUARANTOR

               Neither the Borrower nor the Guarantor may assign or oth-erwise transfer all or any part of its rights or obliga-tions under the Finance Documents without the prior con-sent of all the Lenders.

         24.3  ASSIGNMENTS AND TRANSFERS BY LENDERS

               (a) Subject to paragraphs (b) and (c) below, any Lender (the "ASSIGNOR") may at any time assign or otherwise transfer all or any part of its rights or obliga-tions under this Agreement (subject in the case of an assignment or transfer of part only of its rights or obligations, to a minimum amount of US $10,000,000 being assigned or transferred and to the Assignor retaining a minimum Commitment of US $10,000,000) to another bank or financial institu-tion (the "ASSIGNEE") with, subject as provided be-low, the prior consent of the Administrative Agent and the Borrower (not to be unreasonably withheld). The minimum Commitment of US $10,000,000 applicable to partial assignments or transfers shall be reduced proportionately in accordance with the cancellation or reduction of the Total Commitments.

               (b) A transfer of obligations shall only be effective if it is made pursuant to the Syndication Agreement or if the Assignee has confirmed to the Administrative Agent, Collateral Agent, the Borrower and the Guar-antor prior to the transfer taking effect, that it undertakes to be bound by the terms of this Agree-ment as a Lender in form and substance satisfactory to the Administrative Agent, the Collateral Agent, the Borrower and the Guarantor; on any such transfer becoming effective and the Assignee becoming bound, the Assignor shall be relieved of its obligations to the extent that they are transferred to the Assign-ee.

               (c)  Nothing in this Agreement restricts the ability of a
                    Lender:

                    (i) to sub-contract an obligation if that Lender remains liable under this Agreement for that obligation; or

                   (ii) to sub-participate its rights. However in the case of any such sub-contract or sub-participa-tion, the Lender must retain sole management



                         and voting powers under this Agreement in rela-tion to the obligations and rights concerned; or

                  (iii) to assign or otherwise transfer its rights or obligations to any Affiliate of such Lender; or

                   (iv) to assign or otherwise transfer its rights or obligations under the Finance Documents by way of security to a Federal Reserve Bank; or

                    (v) to assign or otherwise transfer its rights or obligations if an Event of Default has occurred and is continuing; or



                                        68



                   (vi) to assign or otherwise transfer its rights or obligations by virtue of the Syndication Agree-ment provided there is prior consultation with the Borrower about the New Lenders.

               (d) On each occasion (other than under the Syndication Agreement) an Assignor assigns, transfers or novates its Commitment rights and/or obligations under this Agreement, the Assignee shall on the date of the as-signment, transfer and/or novation, pay to the Ad-ministrative Agent for its own account a fee of $2,500.

         24.4  SUBSTITUTION CERTIFICATES

               (a) If any Lender (the "EXISTING LENDER") wishes to transfer all or any of its rights and/or obligations under this Agreement to another bank or financial institution (the "NEW LENDER") as contemplated in Clause 24.3 (Assignment and Transfers by Lenders), then, as an alternative to Clause 24.3 and subject to paragraph (b) below, such transfer may be ef-fected by way of a novation by the delivery to, and the execution by, the Administrative Agent of a duly completed certificate, substantially in the form of
                    Schedule 6 (a "SUBSTITUTION CERTIFICATE").

               (b) On the date specified in the Substitution Certifi-cate:

                    (i) to the extent that in the Substitution Certifi-cate the Existing Lender seeks to transfer its rights and/or obligations under this Agreement, the Borrower, the Guarantor and the Existing Lender shall each be released from further ob-ligations to each other under this Agreement and their respective rights against each other shall be cancelled (such rights and obligations being referred to in this Clause 24.4 as "DIS-CHARGED RIGHTS AND OBLIGATIONS");

                   (ii) the Borrower, the Guarantor and the New Lender shall each assume obligations towards each other and/or acquire rights against each other which differ from the Discharged Rights and Obligations only insofar as the Borrower, the Guarantor and the New Lender have assumed and/ or acquired them in place of the Borrower, the Guarantor and the Existing Lender; and

                  (iii) the New Lender and the other Contracting Par-ties shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New



                         Lender been a Contracting Party as a Lender with the rights and/or the obligations acquired or assumed by it as a result of the transfer, and, on the date upon which the transfer takes effect, the New Lender named therein shall pay to the Administrative Agent for its own account a transfer fee of $2,500.

               (d)  (i)  Subject to sub-paragraph (ii) below, each of
                         the Contracting Parties authorises the Adminis-trative Agent to execute any duly completed Substitution Certificate on its behalf.



                                        69



                   (ii)  The authorisation contained in sub-
                         paragraph (i) above does not extend to the ex-ecution of a Substitution Certificate on behalf of either the Existing Lender or the New Lender named therein.

               (e) The Administrative Agent shall promptly notify the other Contracting Parties of the receipt and execu-tion on their behalf by it of any Substitution Cer-tificate.

         24.5  REFERENCE LENDERS

               If a Reference Lender (or, if a Reference Lender is not a Lender, the Lender of which it is an Affiliate) ceases to be one of the Lenders, the Administrative Agent will, in consultation with the Borrower and the Guarantor appoint another Lender or an Affiliate of a Lender as a Reference Lender.

         24.6  DISCLOSURE

               Each Lender may disclose to a proposed assignee or trans-feree or a New Lender or any sub-participant, risk par-ticipant or other participant proposing to enter or hav-ing entered into a contract with the Lender regarding any Finance Document any information in the possession of the Lender received under this Agreement relating to the Bor-rower, the Guarantor or any of its related entities as it sees fit provided always that information which is confi-dential may only be disclosed to a person with whom such Lender is proposing to enter, or has entered into, a transfer, participation or other agreement in relation to this Agreement if the person has provided a written un-dertaking to keep the information confidential and only to use it for the purposes of this Agreement.

         24.7  CHANGE OF FACILITY OFFICE

               Each Lender shall participate in this Agreement through its Facility Office(s), but may change any Facility Of-fice from time to time by five Business Days' prior no-tice to the Administrative Agent.

         24.8  INCREASED COSTS/WITHHOLDING TAXES

               If:

               (a) any assignment or transfer of all or any part of the rights or obligations of a Lender pursuant to Clause
                    24.3 (Assignment and Transfers by Lenders) or 24.4 (Substitution Certificates); or

               (b)  any change in a Lender's Facility Office,



               results at the time of any assignment, transfer or change in amounts becoming due under Clause 10.3(b) (Taxes) or
               11.1 (Increased Costs), then the assignee, transferee, New Lender or Lender, as the case may be, shall be en-titled to receive those amounts only to the extent that the assignor, transferor, Existing Lender or Lender, as the case may be, would have been so entitled had there been no assignment, transfer, substitution or change in Facility Office.



                                        70



         25.   SET-OFF

               Each Financial Institution may (but shall not be obliged to) at any time after a Default has occurred and is con-tinuing set off against any obligation of the Borrower or the Guarantor due and payable but not paid under any Fi-nance Document any moneys held by the Lender for the ac-count of the Borrower or the Guarantor as the case may be at any office of the Financial Institution anywhere and in any currency. The Financial Institution may effect any appropriate currency exchanges to implement such set-off and shall thereafter notify the Borrower.

         26.   INDEMNITIES

               (a) Each of the Borrower and the Guarantor shall indem-nify each Financial Institution against any loss or expense which that Financial Institution may reason-ably sustain or incur as a consequence of:

                    (i)  the occurrence of any Default; or

                   (ii)  the operation of Clause 16.2 (Non-Payment); or

                  (iii) any repayment or prepayment of a LIBOR Advance or payment of an overdue amount being made oth-erwise than on a Maturity Date relative thereto and, for the purpose of this Clause 26
                         (a)(iii), a Maturity Date relative to an over-due amount shall be the last day of any Desig-nated Term (as defined in Clause 7.3(a)(ii)(Default Interest)); or

                   (iv) (other than by reason of gross negligence or default by any Lender or any Agent) any Advance not being made after a Request has been served in respect thereof; or

                    (v) any prepayment not being made following notice thereof by the Borrower.

               (b) The Borrower's and the Guarantor's liability under paragraph (a) above shall include, without limita-tion, any loss (but not loss of margin) or expense on account of funds borrowed, contracted for or uti-lised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Ad-vance.



         27.   PRO RATA SHARING

         27.1  REDISTRIBUTION

               (a) Subject to Clause 27.2 (Notification), if at any time the proportion which any Lender (the "RECEIVING LENDER") has received or recovered (whether by set-off or otherwise) in respect of its portion of any sum due and owing from a Borrower under any Finance Document is greater (the amount of excess being re-ferred to in this Clause 27.1 as the "EXCESS AMOUNT") than the proportion received or recovered by the Lender receiving or recovering the smallest proportion (which shall include a nil receipt), then:

                    (i) the receiving Lender shall promptly notify the Administrative Agent;



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                   (ii)  the receiving Lender shall promptly and in any
                         event within ten days of receipt or recovery of the excess amount pay to the Administrative Agent an amount equal to the excess amount;

                  (iii) the Administrative Agent shall treat the pay-ment as if it were a payment by the Borrower on account of a sum owed to the Lenders and shall pay the same to the Lenders (including the re-ceiving Lender) pro rata to their respective entitlements; and

                   (iv) as between the Borrower and the receiving Lender the excess amount shall be treated as not having been paid, while as between the Bor-rower and each Lender (including the receiving Lender), it shall be treated as having been paid to the extent receivable by the Lender.

               (b) If a receiving Lender is subsequently required to repay to a Borrower any amount received or recovered by it and dealt with under paragraph (a) above, each Lender shall promptly repay to the Administrative Agent for the account of the receiving Lender the portion of the amount distributed to it, together with interest thereon at a rate sufficient to reim-burse the receiving Lender for any interest which it has been required to pay to the Borrower in respect of the portion of such amount.

         27.2  NOTIFICATION

               (a) Each Lender shall promptly give notice to the Admin-istrative Agent of the receipt or recovery by the Lender of any amount received or recovered by it in respect of this Agreement otherwise than through the Administrative Agent.

               (b) Each Lender shall give notice to the Administrative Agent before instituting any legal action or pro-ceedings under or in connection with this Agreement.

               (c)  Upon receipt of any notice under paragraph (a) or
                    (b) above, the Administrative Agent will as soon as practicable notify all the other Lenders.

         28.   GOVERNING LAW

               This Agreement is governed by English law.



         29.   JURISDICTION

               (a) Each of the Borrower and the Guarantor irrevocably agrees for the benefit of each of the Financial In-stitutions that the Courts of England shall have ju-risdiction to hear and determine any suit, action or proceeding and to settle any disputes, which may arise out of or in connection with the Finance Docu-ments, and for such purposes irrevocably submits to the jurisdiction of such Courts.



                                        72



               (b) Without prejudice to paragraph (a) above, each of the Borrower and the Guarantor irrevocably agrees that the State Courts or the Federal District Courts sitting in New York City shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with the Finance Documents, and for such purposes irrevocably submits to the jurisdic-tion of such Courts.

               (c) Each of the Borrower and the Guarantor irrevocably waives any objection which it may have now or here-after to such Courts as are referred to in paragraph
                    (a) or (b) above being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with the Finance Documents and any claim that any such Court is not a convenient or appropriate forum.

               (d) Each of the Borrower and the Guarantor agrees that the process by which any suit, action or proceeding in England is begun may be served on the Borrower and/or the Guarantor by being delivered to Legibus Secretaries Limited, 200 Aldersgate Street, London EC1A 4JJ and that the process by which any suit ac-tion or proceeding in New York is begun may be served on the Borrower and/or the Guarantor by being delivered to CT Corporation System, 1633 Broadway New York, New York, 10019.

               (e) The submission to the said jurisdictions shall not (and shall not be construed so as to) limit the right of any of the Contracting Parties to take pro-ceedings against any other Contracting Party in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdic-tions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

               (f) Each of the Borrower and the Guarantor further ir-revocably consents to the service of process out of the aforesaid Courts in any such action or proceed-ings by the mailing of copies thereof by registered or certified airmail, postage prepaid to the Bor-rower and/or the Guarantor at its address applying for the time being under Clause 23.1 (Notices).

               (g) Nothing herein shall affect the right to serve pro-cess in any other manner permitted by law.


              .........................        ........................
            SECURITY CAPITAL HOLDINGS S.A.   SECURITY CAPITAL U.S. REALTY



         30.  SEVERABILITY

              If any provision of this Agreement is prohibited or unen-forceable in any jurisdiction, the prohibition or unen-forceability shall not invalidate the remaining provisions of this Agreement or affect the validity or enforceability of the provision in any other jurisdiction.

         31.  COUNTERPARTS

              This Agreement may be executed in any number of counter-parts and all of the counterparts taken together shall be deemed to constitute one and the same instrument.



                                        73



         32.  LANGUAGE

              Each document referred to herein or to be delivered here-under shall be in the English language or accompanied by an English translation thereof certified as accurate by an officer of the Borrower or the Guarantor. In the case of conflict and unless the Administrative Agent otherwise specifies, the English language version of any such docu-ment shall prevail.

         IN WITNESS whereof the parties hereto have caused this Agree-ment to be duly executed on the date first written above.



                                        74



                                   SIGNATORIES


         BORROWER

         SECURITY CAPITAL HOLDINGS S.A.

         By: /s/ Paul E. Szurek

         GUARANTOR

         SECURITY CAPITAL U.S. REALTY

         By: /s/ Paul E. Szurek

         ARRANGER

         COMMERZBANK A.G. NEW YORK BRANCH

         By: /s/ Marianne I. Medora    /s/ Sean H. Harrigan
                 Vice President            Senior Vice President


         LENDER

         COMMERZBANK A.G. LOS ANGELES BRANCH

         By: /s/ Marianne I. Medora    /s/ Sean H. Harrigan
                 Vice President            Senior Vice President


         ADMINISTRATIVE AGENT

         COMMERZBANK INTERNATIONAL S.A.

         By:  /s/ Ellen Farns

         COLLATERAL AGENT

         COMMERZBANK A.G. NEW YORK BRANCH

         By: /s/ Marianne I. Medora    /s/ Sean H. Harrigan
                 Vice President            Senior Vice President